Exhibit 4.1

ARRANGEMENT AGREEMENT

PATHFINDER RESOURCES LTD.

BAYSWATER VENTURES CORP.

TABLE OF CONTENTS

1.	INTERPRETATION		1
	1.1	DEFINED TERMS	1
	1.2	SCHEDULES	4
	1.3	SECTIONS AND HEADINGS	5
	1.4	NUMBER, GENDER AND PERSONS	5
	1.5	SEVERABILITY	5
	1.6	CURRENCY	5
2.	THE ARRANGEMENT		5
	2.1	IMPLEMENTATION STEPS BY THE PARTIES	5
	2.2	INFORMATION CIRCULAR AND RELATED MATERIALS	6
	2.3	INTERIM ORDER	6
	2.4	DELIVERIES TO THE DEPOSITORY	7
	2.5	TRANSMITTAL LETTERS	7
	2.6	PRE-CLOSING	7
	2.7	FILING OF FINAL ORDER	7
	2.8	ARRANGEMENT AND CLOSING	7
	2.9	PREPARATION OF FILINGS	7
	2.10	CONTINUATION OF PATHFINDER EMPLOYEES	9
	2.11	STOCK OPTION PLAN	9
3.	REPRESENTATIONS AND WARRANTIES		9
	3.1	REPRESENTATIONS AND WARRANTIES OF PATHFINDER	9
	3.2	REPRESENTATIONS AND WARRANTIES OF BAYSWATER	13
4.	COVENANTS		18
	4.1	COVENANTS OF PATHFINDER	18
	4.2	COVENANTS OF BAYSWATER	21
5.	CONDITIONS PRECEDENT		25
	5.1	MUTUAL CONDITIONS	25
	5.2	CONDITIONS FOR THE BENEFIT OF PATHFINDER	27
	5.3	CONDITIONS FOR THE BENEFIT OF BAYSWATER	28
	5.4	WAIVER OF CONDITIONS	30
6.	TERMINATION		30
	6.1	GENERAL	30
	6.2	ADVERSE EVENT	30
7.	AMENDMENTS		31
	7.1	AMENDMENTS	31
8.	NOTICES		31
	8.1	NOTICE IN WRITING	31
	8.2	ADDRESSES FOR SERVICE	33
9.	GENERAL		33
	9.1	COSTS AND EXPENSES	33
	9.2	ENTIRE AGREEMENT	33
	9.3	TIME OF THE ESSENCE	34
	9.4	WAIVERS OF THIS AGREEMENT	34
	9.5	APPLICABLE LAW	34
	9.6	ENFORCEABILITY	34
	9.7	ENUREMENT AND ASSIGNMENT	34
	9.8	EXECUTION IN COUNTERPARTS	34
	9.9	PUBLICITY	34

SCHEDULE A - PLAN OF ARRANGMENT

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is dated as of July 10, 2006, and is made:

BETWEEN:

PATHFINDER RESOURCES LTD., a company existing under the laws of the Province of British Columbia,

("Pathfinder")

AND:

BAYSWATER VENTURES CORP., a company existing under the laws of the Province of British Columbia,

("Bayswater")

WHEREAS:

A.

 Pathfinder is a mineral exploration company with current projects consisting of uranium exploration properties in Canada and uranium reconnaissance programs in Central America;

B.

Bayswater is a mineral exploration company with current projects consisting of uranium exploration properties in Canada, base metal properties in the Republic of Ireland and gold and uranium properties in Niger;

C.

Pathfinder and Bayswater have agreed to complete the Plan of Arrangement (as hereinafter defined) pursuant to Part 9, Division 5 of the Business Corporations Act (British Columbia) (the "BCBCA"), whereby Pathfinder and Bayswater will amalgamate under the provisions of the BCBCA; and

D.

Upon completion of the Plan of Arrangement, the shareholders of Pathfinder (other than Bayswater) will receive 0.588 of a common share of Amalco (as hereinafter defined) in exchange for each common share of Pathfinder held by them and outstanding options and warrants of Pathfinder will be exchanged for options and warrants of Amalco on the same exchange ratio with corresponding changes to the exercise prices, and the shareholders of Bayswater will receive one common share of Amalco in exchange for each common share of Bayswater held by them and outstanding options and warrants of Bayswater will be exchanged for options and warrants of Amalco on the same exchange basis.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency whereof is hereby acknowledged by the Parties, the Parties to this Agreement agree as follows:

1.

INTERPRETATION

1.1

Defined Terms

For the purpose of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a)

"Agreement" means this Arrangement Agreement and all amendments hereto entered into in accordance with Section 7.1, and includes all Schedules and/or attachments hereto; "hereto", "hereof", "hereby" and "hereunder" and similar expressions mean and refer to this Agreement; and "Article", "Schedule" or "Section", respectively, means and refers to the specified article, section or schedule of this Agreement;

(b)

"Amalco" means the continuing corporation constituted upon the Amalgamation becoming effective;

(c)

"Amalco Shares" means the common shares without par value in the capital of Amalco;

(d)

"Amalgamation" means the amalgamation of Pathfinder and Bayswater pursuant to the Plan of Arrangement;

(e)

"Arrangement" means the Arrangement to be completed pursuant to the provisions of Part 9, Division 5 of the BCBCA, involving Pathfinder and Bayswater, as described in the Plan of Arrangement;

(f)

"Bayswater Board" means the board of directors of Bayswater;

(g)

"Bayswater Shareholders" means holders of Bayswater Shares;

(h)

"Bayswater Shares" means the common shares without par value in the capital of Bayswater as the same are constituted on the date hereof;

(i)

"Bayswater Subsidiaries" means Jadebay Ltd., a company organized under the laws of Ireland, and/or Tuscany Minerals S.R.L., a company organized under the laws of Italy;

(j)

"Bayswater's Property Assets" means the property assets or interests of Bayswater described in the Information Circular including the Central Mineral Belt properties located in Labrador, the Avoca Project in the Republic of Ireland, gold and uranium concessions located in Niger, uranium claims staked in the South Thelon Basin, Northwest Territories, and the Strongbow-Bayswater Joint Venture with properties located in the Thelon Basin of Nunavut and Northwest Territories;

(k)

"Books and Records" means all technical, business and corporate and financial records, financial books and records of account, books, data, reports, files, lists, drawings, plans, briefs, deeds, certificates, contracts, surveys, title opinions, all capital expenditure plans and studies, geological data, engineering studies, maintenance and repair reports or any other documentation and information in any form whatsoever (including written, printed, electronic or computer printout form) relating to the business of a company;

(l)

"Business Day" means any day other than a Saturday or Sunday or statutory holiday in the Province of British Columbia, upon which banks generally are open for business in the City of Vancouver, British Columbia;

(m)

"Canadian Approvals" means the requisite approvals of: (i) the Pathfinder Shareholders; (ii) the Bayswater Shareholders; (iii) the Court; (iv) the TSX Venture Exchange; and (v) if required, securities regulatory authorities in Canada;

(n)

"Certificate of Amalgamation" means the certificate giving effect to the Amalgamation issued under the BCBCA;

(o)

"Court" means the Supreme Court of British Columbia;

(p)

"Depository" means Pacific Corporate Trust Company;

(q)

"Dissenting Shareholders" means Pathfinder Shareholders (excluding holders of options and warrants of Pathfinder) or Bayswater Shareholders (excluding holders of options and warrants of Bayswater), if any, who exercise rights of dissent under the BCBCA with respect to the Plan of Arrangement;

(r)

"Effective Date" means the effective date set forth in the Certificate of Amalgamation as specified in the Amalgamation Application, and shall be the fifth Business Day after the Recommendations and Canadian Approvals have all been obtained and, if so required by Pathfinder or Bayswater, after any other required approvals have been obtained, or such other date as may be mutually agreed upon by Pathfinder and Bayswater;

(s)

"Final Order" means the order of the Court approving the Plan of Arrangement, as such order may be amended at any time before the Effective Date or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

(t)

"Information Circular" means the joint management information circular and the related materials sent to the Pathfinder Shareholders and the Bayswater Shareholders with respect, among other things, to the respective Special Meetings of Pathfinder Shareholders and Bayswater Shareholders to be held for the purpose of considering for approval the Plan of Arrangement;

(u)

"Interim Order" means an interim order of the Court providing for, among other things, the calling and holding of the Special Meetings, as the same may be amended;

(v)

"Loss" means in respect of any matter, any and all costs, expenses, penalties, fines, losses, damages, injuries, harm, actions, proceedings, judgments, orders, liabilities and deficiencies (including without limitation, all amounts paid in settlements, all interest and penalties and all reasonable legal and other professional fees and disbursements, including those incurred in defending any claim) arising directly or indirectly as a consequence of such matters;

(w)

"Party" means Pathfinder or Bayswater and "Parties" means both of them;

(x)

"Pathfinder Board" means the board of directors of Pathfinder;

(y)

"Pathfinder Shareholders" means holders of Pathfinder Shares;

(z)

"Pathfinder Shares" means the common shares without par value in the capital of Pathfinder as the same are constituted on the date hereof;

(aa)

"Pathfinder's Property Assets" means the property assets or interests of Pathfinder described in the Information Circular, including the Thelon properties under option from Diamonds North Resources Ltd. in Northwest Territories, the Hermitage properties in Newfoundland, the CL Claim Block in Northwest Territories and the Central American Uranium Syndicate with property interests in Guatemala;

(bb)

"Person" shall be broadly interpreted and includes any natural person, partnership, limited partnership, joint venture, syndicate, sole proprietorship, body corporate with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative;

(cc)

"Plan of Arrangement" means the arrangement proposed to be effected under the BCBCA upon the terms set out in Schedule A hereto and as contemplated in this Agreement;

(dd)

"Recommendations" means the affirmative recommendations with respect to the Plan of Arrangement by the Pathfinder Board and the Bayswater Board;

(ee)

"Registrar" means the Registrar of Companies for British Columbia; and

(ff)

"Special Meetings" means the special meetings of the Pathfinder Shareholders and the Bayswater Shareholders, in each case to be held for the purpose of, among other things, approving the Arrangement.

1.2

Schedules

The following Schedules are incorporated into and form an integral part of this Agreement:

Schedule A  –

Plan of Arrangement

1.3

Sections and Headings

The division of this Agreement into Articles, Sections and other divisions and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

1.4

Number, Gender and Persons

In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall refer to Persons as defined in this Agreement.

1.5

Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

1.6

Currency

Unless otherwise indicated, all dollar amounts referred to in this Agreement, including the symbol $, refer to lawful money of Canada.

2.

THE ARRANGEMENT

2.1

Implementation Steps by the Parties

Each of the Parties will act expeditiously and in good faith to:

(a)

apply to the Court, as soon as reasonably practicable, in a manner acceptable to the other Party, acting reasonably, under Part 9, Division 5 of the BCBCA for the Interim Order, which application will clearly state Pathfinder's and Bayswater's intention to rely on section 3(a)(10) of the U.S. Securities Act or similar provisions in any other applicable securities laws to implement the Arrangement in respect of Pathfinder Shareholders and Bayswater Shareholders who are resident in the United States, and thereafter proceed with and diligently pursue the obtaining of the Interim Order;

(b)

convene and hold the Special Meetings, as soon as reasonably practicable after the receipt of the Interim Order, for the purpose of considering the Arrangement (and for any other proper purpose as may be set out in the notices for such meetings and agreed to by the Parties acting reasonably);

(c)

subject to obtaining such shareholder approval as is required by the Interim Order, apply to the Court under Part 9, Division 5 of the BCBCA, as soon as reasonably practicable after the Special Meetings, for the Final Order approving the Arrangement, and thereafter proceed with and diligently pursue, the obtaining of the Final Order;

(d)

subject to obtaining the Final Order, as soon as reasonably practicable thereafter, but subject to the satisfaction or waiver of the other conditions herein contained in favour of each Party, deliver to the Registrar the Final Order and such other documents as may be required in connection with the Transaction to give effect to the Arrangement including the Amalgamation;

(e)

instruct counsel acting for it to bring the applications referred to in Sections  and  in cooperation with counsel to the other Party; and

(f)

permit the other Party and its counsel to review and comment upon drafts of all materials to be filed by the other Party with the Court in connection with the Arrangement and provide counsel to the other Party on a timely basis with copies of any notice of appearance and evidence served on the Party or its counsel in respect of the application for the Final Order or any appeal therefrom and of any notice (written or oral) received by the Party indicating any intention to oppose the granting of the Final Order or to appeal the Final Order.

2.2

Information Circular and Related Materials

Pathfinder and Bayswater will use reasonable efforts to expeditiously prepare the Information Circular, together with any other documents required by applicable Canadian securities laws or other applicable laws in connection with the Arrangement (including without limitation a National Instrument 43-101 compliant technical report if required under such instrument in relation to the material property of Amalco as determined by the Parties), and each Party will use reasonable commercial efforts to cause the Information Circular and other documentation required in connection with the Special Meetings to be sent to each Pathfinder Shareholder and Bayswater Shareholder, as the case may be, and filed as required by the Interim Order or applicable laws as soon as reasonably practicable.  In any event, each Party will use reasonable commercial efforts to prepare all materials necessary for filing the application for the Interim Order with the Court as soon as practicable after the date of execution of this Agreement, except to the extent any delay is due to the other Party's failure to comply on a timely basis with its obligations under Section 2.9(b) in respect of the Information Circular; provided that the Information Circular and other documentation will not be sent to a Party's shareholders except with the prior written consent of the other Party (such consent not to be unreasonably withheld).

2.3

Interim Order

The notice of motion for the application referred to in Section  will request that the Interim Order provide:

(a)

that each of the Pathfinder Shareholders and the Bayswater Shareholders, as the case may be, will be the only class of Persons to whom notice is to be provided in respect of the Arrangement and the Special Meetings and for the manner in which such notice is to be provided;

(b)

that the Special Meetings may be adjourned from time to time by management of Pathfinder or Bayswater, as the case may be, without the need for additional approval of the Court;

(c)

that the record dates for Pathfinder Shareholders and Bayswater Shareholders entitled to notice of and to vote at, the Special Meetings will not change in respect of adjournments of the Special Meetings;

(d)

that the requisite shareholder approvals for the Arrangement will be two-thirds of the votes cast on the appropriate resolution by the Pathfinder Shareholders and the Bayswater Shareholders present in person or represented by proxy at the respective Special Meetings and entitled to vote thereat;

(e)

that, in all other respects, the terms, restrictions and conditions of the notice of articles and articles of each of Pathfinder and Bayswater, including quorum requirements and all other matters, will apply in respect of the respective Special Meetings; and

(f)

for the grant of the dissent rights referred to in the Plan of Arrangement.

2.4

Deliveries to the Depository

In order to facilitate the Arrangement and the exchange of securities thereunder, all securities to be issued as part of the Arrangement and to be exchanged as part of the Arrangement will be delivered by the respective Parties to the Depository and the Depository will hold and deal with such in accordance with the terms of the Arrangement described in the Plan of Arrangement.

2.5

Transmittal Letters

As soon as possible after the Effective Date, the Parties will cause the Depository to send (by regular mail) to each Person who was a holder of Pathfinder Shares or Bayswater Shares, as the case may be, immediately before the Effective Date at his address shown on the respective Party's register of shareholders, a transmittal letter specifying the consideration the Person is entitled to receive pursuant to the Arrangement and will request the Person to surrender for cancellation the certificates representing their Pathfinder Shares or Bayswater Shares, as the case may be.  The Depository will, upon receipt of properly completed transmittal letters, give notice of such to the respective Parties which will cause the Depository to mail (by regular mail) the consideration due to the holder thereof as aforesaid.

2.6

Pre-Closing

Unless this Agreement is terminated earlier pursuant to the provisions hereof, Pathfinder and Bayswater will meet at the offices of Armstrong Simpson in Vancouver, British Columbia, at 1:00 p.m. on the next Business Day after the Pathfinder Shareholders and Bayswater Shareholders approve the Arrangement (or at such other time or on such other date or location as they may agree) and each of them will deliver to the other:

(a)

the documents required to be delivered by it hereunder to complete the transactions contemplated hereby (provided that each such document, whether to be dated the Effective Date or not, will be held in escrow to be released upon the occurrence of the Effective Time); and

(b)

written confirmation as to the satisfaction or waiver by it of the conditions in its favour set out herein (other than the filing of all required documentation with the Registrar).

2.7

Filing of Final Order

As soon as possible after receipt of the Final Order, the Parties will file with the Registrar a copy of the Final Order and such other records and documentation as the Registrar may require pursuant to the BCBCA in respect of the Arrangement.

2.8

Arrangement and Closing

Upon the material referred to in Section 2.7 being filed with the Registrar, the documents held in escrow pursuant to Section 2.6 will, upon confirmation by each of the Parties, be released on the Effective Date and the Parties will exchange such other documents as may be necessary or desirable in connection with the completion of the Arrangement on the Effective Date, including without limitation, the delivery of required legal opinions.

2.9

Preparation of Filings

(a)

Pathfinder and Bayswater will cooperate in:

(i)

the preparation of the applications for the Interim Order and Final Order and the preparation of any other documents reasonably considered by either Party to be necessary to discharge their respective obligations under applicable laws in connection with the Arrangement, and

(ii)

the taking of all such action as may be required under applicable laws in connection with the Arrangement.

(b)

Each of Pathfinder and Bayswater will furnish to the other all such information concerning it, the Bayswater Subsidiaries (in the case of Bayswater) and its shareholders as may be required to effect the actions described in Section 2.2 and the foregoing provisions of this Section 2.9, and each covenants that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the Arrangement, will contain any untrue statement of a material fact or omit to state a material fact required to be stated or which is necessary in order to make any information so furnished not misleading in the light of the circumstances in which it is furnished or to be used.

(c)

Pathfinder and Bayswater will each promptly notify the other if at any time before the Effective Time it becomes aware that the Information Circular or an application for an order described in Section 2.1 or 2.3 or any application filed with a governmental entity, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or which is necessary to make the statements contained therein not misleading in light of the circumstances in which they were made, or that otherwise requires an amendment or supplement to the Information Circular or such application.  In any such event, the Parties will cooperate in the preparation of a supplement or amendment to the Information Circular or such other application, as required and as the case may be, and, if required, will cause the same to be distributed to the Pathfinder Shareholders and the Bayswater Shareholders and/or filed with the applicable governmental entities.

2.10

Continuation of Pathfinder Employees

The Parties agree that the current operating and support staff involved in the daily operations of Pathfinder will, following the Effective Date, remain involved with the daily operations of Amalco to the extent reasonably possible and consistent with the terms of existing contracts.

2.11

Stock Option Plan

Subject to requisite approval by the TSX Venture Exchange, the Parties agree that Amalco shall adopt Bayswater's current stock option plan, with such amendments or modifications thereto as may be necessary as a result of the Arrangement.

3.

REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of Pathfinder

Pathfinder represents and warrants to Bayswater as follows and acknowledges that Bayswater is relying upon such representations and warranties in connection with the entering into of this Agreement and the completion of the transactions contemplated hereby:

(a)

Corporate Existence and Related Matters.

(i)

Pathfinder is a company duly incorporated, organized and validly existing under the laws of the Province of British Columbia and is in good standing with respect to the filing of annual returns.

(ii)

Pathfinder does not have any subsidiaries.

(iii)

Pathfinder has the corporate power and authority necessary to own or lease its property and assets and to carry on its business as it is now being conducted by it, to execute and deliver this Agreement and all other agreements, documents and instruments to be executed and delivered by it as contemplated herein and to perform its obligations hereunder and thereunder.

(iv)

The execution, delivery and performance by Pathfinder of its obligations under this Agreement and of all other agreements, documents and instruments to be executed and delivered by Pathfinder as contemplated and in order to complete the transactions contemplated in this Agreement, will not:

(A)

conflict with or result in the breach or violation of any of the terms and provisions of the constating documents of Pathfinder;

(B)

conflict with, result in a breach of, constitute a default under or accelerate or permit the acceleration of the performance required by any material agreement (oral or written), instrument, license, permit or authority to which Pathfinder is a party or by which any of them is bound or to which any of its or their property is subject or would result in the creation of any material encumbrance upon any of Pathfinder's Property Assets under any such agreement, instrument, license, permit or authority, or give to others any material interest or right, including rights of purchase, termination, cancellation or acceleration under any such agreement, instrument, license, permit or authority, provided that Pathfinder obtains the necessary consents to the assignment of any contracts resulting from the Amalgamation; or

(C)

violate any provision of any required Canadian Approvals or other requisite approvals, any law or regulation or any judicial or administrative order, award, judgment or decree applicable to Pathfinder, or violate the terms of any material licence, permit, approval or consent held by Pathfinder.

(v)

The execution and delivery of this Agreement and all other agreements, documents and instruments to be executed and delivered by Pathfinder as contemplated herein, the performance by Pathfinder of its obligations hereunder and thereunder and the completion of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Pathfinder other than approval of Pathfinder Shareholders and, subject as aforesaid and subject to the obtaining of the other Canadian Approvals and other approvals, this Agreement has been duly executed and delivered by Pathfinder and constitutes a legal, valid and binding obligation of Pathfinder, subject to the obtaining of the Canadian Approvals as related to Pathfinder, enforceable against Pathfinder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

(b)

Share Capital.  Pathfinder is authorised to issue an unlimited number of Pathfinder Shares, of which 32,519,324 fully paid and non-assessable Pathfinder Shares are issued and outstanding as of July 5, 2006.

(c)

No Additional Issue.  Except as disclosed in the Information Circular, as of the date hereof, no person or entity has any agreement, warrant, or option, or any right capable of becoming an agreement, warrant or option, for the purchase of any unissued shares in the capital of Pathfinder, except for up to an aggregate of 1,905,000 Pathfinder Shares issuable on exercise of outstanding stock options previously granted to directors, officers, consultants and employees of Pathfinder and up to an aggregate of 1,189,666 Pathfinder Shares issuable on exercise of outstanding warrants previously issued pursuant to private placements.  Except as disclosed herein or in the Information Circular, no person has any agreement, option, understanding or commitment (including convertible securities, warrants or convertible obligations of any nature), for the purchase or issue of or conversion into any of the unissued shares of Pathfinder or any unissued securities of Pathfinder.

(d)

Financial Statements.  The audited financial statements of Pathfinder for the years ended December 31, 2003, 2004 and 2005 together with the notes thereto and the auditor's report thereon and the unaudited financial statements for the three months ended March 31, 2006 present fairly the financial position, results of operations and changes in financial position of Pathfinder as at the statement dates and for the periods ending on those dates and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.  The financial statements of Pathfinder contained in the Information Circular present fairly the financial position of Pathfinder at the relevant dates and the results of its operations and the changes in its financial position for the periods indicated in the said statements and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

(e)

Ownership of Pathfinder's Assets.  The only material assets of Pathfinder consist of Pathfinder's Property Assets, all of which are owned by Pathfinder directly or indirectly, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances or demands whatsoever except as disclosed in the Information Circular.

(f)

No Options on Properties.  Except as disclosed in the Information Circular, no Person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or other acquisition from Pathfinder of Pathfinder's Property Assets.

(g)

Litigation.  Except as disclosed in the Information Circular, to the best of Pathfinder's knowledge there are no actions, suits, investigations, arbitration proceedings or other proceedings (whether or not purportedly on behalf of Pathfinder), pending against or affecting Pathfinder or Pathfinder's Property Assets at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before any arbitrator and Pathfinder is not now aware of any existing grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success and, further, there is not currently outstanding against Pathfinder any judgment, decree, injunction, rule, order or award of any court, governmental department, commission, board, bureau, agency, instrumentality, domestic or foreign, or arbitrator.

(h)

Disposition of Pathfinder's Property Assets.  Pathfinder has not, since March 31, 2006, sold or otherwise disposed of or entered into any agreement to sell or otherwise dispose of any of Pathfinder's Property Assets.

(i)

Material Adverse Change.  Except as disclosed in the Information Circular, there has been no material adverse change in the business or condition, financial or otherwise of Pathfinder from that shown in the financial statements referred to in paragraph (d) of this Section 3.1.

(j)

Residency.  Pathfinder is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

(k)

Reporting Issuer.  Pathfinder is a reporting issuer, not in default, in British Columbia and Alberta.

(l)

Listing.  The Pathfinder Shares are listed and posted for trading on the TSX Venture Exchange.

(m)

Contracts.  Pathfinder has made available its material contracts for review by Bayswater and such contracts are valid and subsisting.  To the best knowledge of Pathfinder, no party is currently in default of any of its material obligations thereunder.

(n)

Books and Records.  To the best knowledge of Pathfinder, the Books and Records of Pathfinder are true, complete and correct in all material respects, all transactions relating to the business and undertaking of Pathfinder have been accurately reflected in such Books and Records and all such Books and Records are maintained at the offices of Pathfinder in Vancouver.

(o)

Corporate Records.  To the best knowledge of Pathfinder, the corporate records of Pathfinder, as required to be maintained by Pathfinder under the laws of the Province of British Columbia, are true, complete and correct in all material respects.

(p)

Not Insolvent.  Pathfinder is not insolvent and has not committed an act of bankruptcy within the meaning of the Bankruptcy Act (Canada).

(q)

Information Circular.  The information in the Information Circular relating to Pathfinder is true, correct and complete in all material respects.  The information in the Information Circular relating to Pathfinder does not contain any untrue statement of any material fact, nor does it omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the context in which they were made.  The description of the business of Pathfinder, its financial condition, assets and properties in the Information Circular contains sufficient detail to permit holders of Bayswater Shares to, in respect of the business and affairs of Pathfinder, form a reasoned judgment in respect of the Bayswater Shares to be exchanged for Amalco Shares in connection with the Arrangement and to permit the holders of Bayswater Shares generally to form a reasoned judgment in respect of the Arrangement and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such description not misleading.  None of the representations, warranties or statements of fact made in this Section 3.1 in relation to Pathfinder contain any untrue statement of a material fact or omit to state any material fact necessary to make any such warranty or representation not misleading.

(r)

There are reasonable grounds for believing that no creditor of Pathfinder will be materially prejudiced by the Amalgamation.

3.2

Representations and Warranties of Bayswater

Bayswater represents and warrants to Pathfinder as follows and acknowledges that Pathfinder is relying upon such representations and warranties in connection with the entering into of this Agreement and the completion of the transactions contemplated hereby:

(a)

Corporate Existence and Related Matters.

(i)

Bayswater is a company duly incorporated, organized and validly existing under the laws of the Province of British Columbia and is in good standing with respect to the filing of annual returns.

(ii)

Bayswater holds a 100% ownership interest in the Bayswater Subsidiaries.

(iii)

Each of the Bayswater Subsidiaries is a company validly existing under the laws of its jurisdiction of incorporation.

(iv)

Bayswater has the corporate power and authority necessary to own or lease its property and assets and to carry on its business as now being conducted by it, to execute and deliver this Agreement and all other agreements, documents and instruments to be executed and delivered by it as contemplated herein and to perform its obligations hereunder and thereunder.

(v)

Each of the Bayswater Subsidiaries has the corporate power and authority necessary to own or lease its property and to carry on its business as now being conducted by it.

(vi)

The execution, delivery and performance by Bayswater of its obligations under this Agreement and of all other agreements, documents and instruments to be executed and delivered by Bayswater as contemplated and in order to complete the transactions contemplated in this Agreement, will not:

(A)

conflict with or result in the breach or violation of any of the terms and provisions of the constating documents of Bayswater;

(B)

conflict with, result in a breach of, constitute a default under or accelerate or permit the acceleration of the performance required by any material agreement (oral or written), instrument, license, permit or authority to which Bayswater or the Bayswater Subsidiaries is a party or by which any of them is bound or to which any of its or their property is subject or would result in the creation of any material encumbrance upon any of Bayswater's Property Assets under any such agreement, instrument, license, permit or authority, or give to others any material interest or right, including rights of purchase, termination, cancellation or acceleration under any such agreement, instrument, license, permit or authority, provided that Bayswater or the Bayswater Subsidiaries, as the case may be, obtains the necessary consents to the assignment of any contracts resulting from the Amalgamation; or

(C)

violate any provision of any required Canadian Approvals or other requisite approvals, any law or regulation or any judicial or administrative order, award, judgment or decree applicable to Bayswater, or violate the terms of any material licence, permit, approval or consent held by Bayswater or the Bayswater Subsidiaries.

(vii)

The execution and delivery of this Agreement and all other agreements, documents and instruments to be executed and delivered by Bayswater as contemplated herein, the performance by Bayswater of its obligations hereunder and thereunder and the completion of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Bayswater other than approval of Bayswater Shareholders and, subject as aforesaid and subject to the obtaining of the other Canadian Approvals and other approvals, this Agreement has been duly executed and delivered by Bayswater and constitutes a legal, valid and binding obligation of Bayswater, subject to obtaining the Canadian Approvals as related to Bayswater, enforceable against Bayswater in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

(b)

Share Capital.  Bayswater is authorised to issue an unlimited number of Bayswater Shares, of which 34,033,936 fully paid and non-assessable Bayswater Shares are issued and outstanding as of July 5, 2006.

(c)

No Additional Issue.  Except as disclosed in the Information Circular, as of the date hereof, no person or entity has any agreement, warrant, or option, or any right capable of becoming an agreement, warrant or option, for the purchase of any unissued shares in the capital of Bayswater, except for up to an aggregate of 3,055,000 common shares issuable on exercise of outstanding stock options previously granted to directors, officers, employees and consultants of Bayswater and up to an aggregate of 8,638,469 Bayswater Shares issuable on exercise of outstanding warrants previously issued pursuant to private placements.  Except as disclosed herein or in the Information Circular, no person has any agreement, option, understanding or commitment (including convertible securities, warrants or convertible obligations of any nature), for the purchase or issue of or conversion into any of the unissued shares of Bayswater or any unissued securities of Bayswater.

(d)

Financial Statements.  The financial statements of Bayswater for the years ended February 29, 2004, February 28, 2005 and February 28, 2006, together with the notes thereto and the auditor's report thereon present fairly the financial position, results of operations and changes in financial position of Bayswater as at the statement dates and for the periods ending on those dates and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.  The financial statements of Bayswater contained in the Information Circular present fairly the financial position of Bayswater at the relevant dates and the results of its operations and the changes in its financial position for the periods indicated in the said statements and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

(e)

Ownership of Bayswater's Assets.  The only material assets of Bayswater consist of Bayswater's Property Assets, including the Bayswater Subsidiaries, all of which are owned by Bayswater directly or indirectly, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances or demands whatsoever except as disclosed in the Information Circular.

(f)

No Options on Properties.  Except as disclosed in the Information Circular, no Person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or other acquisition from Bayswater of Bayswater's Property Assets.

(g)

Litigation.  Except as disclosed in the Information Circular, to the best of Bayswater's knowledge, there are no actions, suits, investigations, arbitration proceedings or other proceedings (whether or not purportedly on behalf of Bayswater), pending against or affecting Bayswater, the Bayswater Subsidiaries, or Bayswater's Property Assets at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before any arbitrator and Bayswater is not now aware of any existing grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success and, further, there is not currently outstanding against Bayswater, or the Bayswater Subsidiaries, any judgment, decree, injunction, rule, order or award of any court, governmental department, commission, board, bureau, agency, instrumentality, domestic or foreign, or arbitrator.

(h)

Disposition of Bayswater's Property Assets.  Bayswater has not, since February 28, 2006, sold or otherwise disposed of or entered into any agreement to sell or otherwise dispose of any of Bayswater's Property Assets

(i)

Material Adverse Change.  Except as disclosed in the Information Circular, there has been no material adverse change in the business or condition, financial or otherwise of Bayswater from that shown in the financial statements referred to in paragraph (d) of this Section 3.2.

(j)

Residency.  Bayswater is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

(k)

Reporting Issuer.  Bayswater is a reporting issuer, not in default, in British Columbia and Alberta.

(l)

Listing.  The Bayswater Shares are listed and posted for trading on the TSX Venture Exchange.

(m)

Contracts.  Bayswater has made available its material contracts for review by Pathfinder and such contracts are valid and subsisting.  To the best knowledge of Bayswater, no party is currently in default of any of its material obligations thereunder.

(n)

Books and Records. To the best knowledge of Bayswater, the Books and Records of Bayswater and the Bayswater Subsidiaries are true, complete and correct in all material respects, all transactions relating to the business and undertaking of Bayswater and the Bayswater Subsidiaries have been accurately reflected in such Books and Records and all such Books and Records are maintained at the offices of Bayswater in Vancouver.

(o)

Corporate Records.  To the best knowledge of Bayswater, the corporate records of Bayswater, as required to be maintained by Bayswater under the laws of the Province of British Columbia, are true, complete and correct in all material respects.

(p)

Not Insolvent.  Bayswater is not insolvent and has not committed an act of bankruptcy within the meaning of the Bankruptcy Act (Canada).

(q)

Information Circular.  The information in the Information Circular relating to Bayswater is true, correct and complete in all material respects.  The information in the Information Circular relating to Bayswater does not contain any untrue statement of any material fact, nor does it omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the context in which they were made.  The description of the business of Bayswater, its financial condition, assets and properties in the Information Circular contains sufficient detail to permit holders of Pathfinder Shares to, in respect of the business and affairs of Bayswater, form a reasoned judgment in respect of the Pathfinder Shares to be exchanged for Amalco Shares in connection with the Arrangement and to permit the holders of Pathfinder Shares generally to form a reasoned judgment in respect of the Arrangement and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such description not misleading.  None of the representations, warranties or statements of fact made in this Section 3.2 in relation to Bayswater contain any untrue statement of a material fact or omit to state any material fact necessary to make any such warranty or representation not misleading.

(r)

There are reasonable grounds for believing that no creditor of Bayswater will be materially prejudicial by the Amalgamation.

4.

COVENANTS

4.1

Covenants of Pathfinder

Pathfinder will:

(a)

Conduct of Business.  From the date hereof until the earlier of: (i) the Effective Date; and (ii) the termination of this Agreement in accordance with its provisions:

(i)

conduct its business in the ordinary and usual course and in accordance with prudent business practices prevailing in the mining industry and, without limiting the generality of the foregoing, so as to:

(A)

preserve, substantially intact, Pathfinder's business and undertaking and not do or permit to be done any act or thing which would or might reasonably be expected to diminish the business and undertaking of Pathfinder.

(B)

operate and maintain Pathfinder's Property Assets as would a prudent owner in a good and workmanlike manner;

(C)

keep available the services of its present officers, key employees and contractors;

(D)

maintain and preserve a good relationship with Pathfinder's consultants, financial advisors, joint venture partners and others that have business dealings with Pathfinder;

(E)

keep accurate and proper books of account of its business so as to reflect accurately all transactions in respect of its business;

(F)

not enter into any agreement or transaction and not issue any indebtedness or liability, other than in the ordinary and usual course of its business or in furtherance of this Agreement;

(G)

except with the prior written consent of Bayswater, not to be unreasonably withheld:

(i)

not sell, lease, mortgage or otherwise dispose of or grant any encumbrance over any of its assets;

(ii)

not purchase, lease or otherwise acquire, or agree to purchase, lease or otherwise acquire, any additional property or assets, except purchases of supplies and other chattels in the ordinary and usual course of its business;

(iii)

not improve the terms of employment, including salary, wages and fringe benefits, of any of its employees, nor engage the services of any new employees or contractors; and

(iv)

not make any changes in the accounting principles and practices as heretofore applied to its business, including, without limitation, the basis on which the assets and liabilities in respect of its business are recorded on its books and earnings, profits and losses are ascertained;

(H)

except with the prior written consent of Bayswater, not to be unreasonably withheld or as contemplated by the Information Circular, not allot, issue, offer for sale or sell or agree to become bound to allot, issue, offer for sale or sell any common shares or preferred shares in its capital or securities convertible or exchangeable into common shares or preferred shares in its capital, except pursuant to the due exercise of previously granted stock options or the grant of additional stock options to directors, officers, employees or consultants of Pathfinder in accordance with the policies of the TSX Venture Exchange;

(I)

use its best efforts to maintain the listing of the Pathfinder Shares on the TSX Venture Exchange; and

(J)

duly and punctually perform all of its obligations pursuant to Pathfinder's existing material contracts and, except with the prior consent of Bayswater, not amend, terminate or discharge, or consent to any amendment, termination or discharge of any of Pathfinder's material contracts.

(b)

Access to information.  Give to Bayswater and its representatives full access during normal business hours to its Books and Records, facilities and areas of mineral rights (provided that Bayswater will only obtain, and Pathfinder will only be obligated to give access to Persons to conduct any inspection of its Books and Records, facilities, and areas of mineral rights, on the basis that the results of any investigation are strictly confidential) and cause its officers to furnish, and to request that its appraisers, auditors and other advisors furnish Bayswater with such financial and operating data and other information, including reasonable access to auditors' working papers, with respect to its business and undertaking as Bayswater may from time to time request and Pathfinder agrees to make available all information and documentation in Pathfinder's knowledge, as applicable, and possession which might affect the financial condition or prospects of Pathfinder's business and undertaking; provided, however, that any such investigation shall be conducted at the expense of the Party making the request and in such manner as not to interfere unreasonably with the operation of Pathfinder's business and in the event the transactions between the Parties contemplated hereby are not consummated, Bayswater will return all documents, work papers and other material obtained in the course of its investigations in connection with the transactions contemplated between the Parties hereto and photocopies or other reproductions thereof and will take such other reasonable step as Pathfinder may consider to be necessary to protect the confidentiality of the information contained in such material.

(c)

No Breach of Representations.  Except with the prior consent of Bayswater, not do or fail to do anything that would result in any of the representations and warranties set forth in Section 2.1 not being true and correct at the Effective Date.

(d)

Notice to Bayswater.  Promptly notify Bayswater of the occurrence of any event or circumstance known to Pathfinder which may result in:

(i)

a representation or warranty contained in Section 3.1 being untrue, incorrect or misleading;

(ii)

the non-fulfilment of any of the conditions precedent set forth in Sections 5.1 and 5.3; or

(iii)

the occurrence of an event or circumstance which materially adversely affects or which could materially adversely affect the business and undertaking of Pathfinder or its prospects.

(e)

Change to Information.  Promptly advise Bayswater of any material change (whether or not adverse) in the information relating to Pathfinder set out in the Information Circular and will, prior to the Effective Date, deliver to Bayswater a report setting out all changes in such information contained in the Information Circular, effective as of the Effective Date.

(f)

Exclusive Dealing. Not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, lawyers and accountants), directly or indirectly, without the prior approval of Bayswater, to:

(i)

initiate contact with or solicit or enter into or knowingly encourage or participate in any discussions or negotiations with any person concerning any possible proposal (an "acquisition proposal to Pathfinder") regarding the acquisition of Pathfinder Shares or any other securities of Pathfinder or, other than as permitted by Section 4.1(a)(i)(G) herein, the sale, lease, exchange or transfer of any of Pathfinder's Property Assets, or any substantial part of Pathfinder's business or an amalgamation, merger, arrangement, consolidation or other form of business combination involving Pathfinder, a sale, lease, exchange or transfer of all or substantially all of the assets of Pathfinder, or a reorganization, liquidation, winding-up of Pathfinder or any similar direct or indirect transaction involving Pathfinder; or

(ii)

furnish any non-public financial or business information to any Person in connection with any acquisition proposal to Pathfinder;

and Pathfinder will notify Bayswater immediately if any discussions or negotiations are sought to be initiated or any such information is requested with respect to an acquisition proposal or potential acquisition proposal or if any acquisition proposal is received or indicated to be forthcoming and such notification will include the identity of the Person making such acquisition proposal, the terms thereof and any other information with respect thereto reasonably requested by Bayswater.  Pathfinder shall ensure that its officers, directors and employees, and any financial or other advisors or representatives retained by it are aware of the provisions of this Section.  Notwithstanding the foregoing provisions of this Section 4.1(f), Pathfinder shall not be restricted from considering, discussing, negotiating, or providing any information (including access to management) to a third party in respect of a bona fide unsolicited proposal to Pathfinder or its shareholders that the Pathfinder Board, upon consultation with its financial and legal advisors, determines is required to be considered by it in order to discharge its fiduciary duties.

(g)

Obtain Consents.  Use its reasonable best efforts to obtain, at least three days prior to the Effective Date, all of the consents, approvals, permits and acknowledgements as may be required in connection with the completion of the transactions contemplated hereby, each in a form, and upon such terms, as is reasonably acceptable to Bayswater and its counsel.

(h)

Delivery of Documents.  At or prior to the Effective Date, duly execute and deliver or arrange to have duly executed and delivered all agreements, instruments and other documents as Bayswater or its counsel may reasonably require to be delivered in order to give effect to the transactions contemplated hereby.

(i)

Conditions Precedent. Use its reasonable best efforts to cause each of the conditions precedent set forth in Section 5 hereof to be complied with on or before the Effective Date.

4.2

Covenants of Bayswater

Bayswater will, and will cause the Bayswater Subsidiaries to:

(a)

Conduct of Business.  From the date hereof until the earlier of: (i) the Effective Date; and (ii) the termination of this Agreement in accordance with its provisions:

(i)

conduct its business in the ordinary and usual course and in accordance with prudent business practices prevailing in the mining industry and, without limiting the generality of the foregoing, so as to:

(A)

preserve, substantially intact, Bayswater's business and undertaking and carry on its business and not do or permit to be done any act or thing which would or might reasonably be expected to diminish the business and undertaking of Bayswater or the Bayswater Subsidiaries;

(B)

operate and maintain Bayswater's Property Assets as would a prudent owner in a good and workmanlike manner;

(C)

keep available the services of its present officers, key employees and contractors;

(D)

maintain and preserve a good relationship with Bayswater's consultants, financial advisors, joint venture partners and others that have business dealings with Bayswater;

(E)

keep accurate and proper books of account of its business so as to reflect accurately all transactions in respect of its business;

(F)

not enter into any agreement or transaction and not incur any indebtedness or liability, other than in the ordinary and usual course of its business or in furtherance of this Agreement;

(G)

except with the prior written consent of Pathfinder, not to be unreasonably withheld:

(i)

not sell, lease, mortgage or otherwise dispose of or grant any encumbrance over any of its assets;

(ii)

not purchase, lease or otherwise acquire, or agree to purchase, lease or otherwise acquire, any additional property or assets, except purchases of supplies and other chattels in the ordinary and usual course of its business;

(iii)

not improve the terms of employment, including salary, wages and fringe benefits, of any of its employees, nor engage the services of any new employees or contractors; and

(iv)

not make any changes in the accounting principles and practices as heretofore applied to its business, including, without limitation, the basis on which the assets and liabilities in respect of its business are recorded on its books and earnings, profits and losses are ascertained;

(H)

except with the prior written consent of Pathfinder, not to be unreasonably withheld or as contemplated in the Information Circular, not allot, issue, offer for sale or sell or agree to become bound to allot, issue, offer for sale or sell any common shares or preferred shares in its capital or securities convertible or exchangeable into common shares or preferred shares in its capital, except pursuant to the due exercise of previously granted stock options or the grant of additional stock options to directors, officers, employees or consultants of Bayswater or the Bayswater Subsidiaries in accordance with the policies of the TSX Venture Exchange;

(I)

use its best efforts to maintain the listing of the Bayswater Shares on the TSX Venture Exchange; and

(J)

duly and punctually perform all of its obligations pursuant to Bayswater's material contracts and, except with the prior consent of Pathfinder, not amend, terminate or discharge, or consent to any amendment, termination or discharge of, any of Bayswater's material contracts.

(b)

Access to Information.  Give to Pathfinder and its representatives full access during normal business hours to its Books and Records, facilities and areas of mineral rights (provided that Pathfinder will only obtain, and Bayswater or the Bayswater Subsidiaries, as applicable, will only be obligated to give access to Persons to conduct any inspection of its Books and Records, facilities, and areas of mineral rights, on the basis that the results of any investigation are strictly confidential) and cause its officers to furnish, and to request that its appraisers, auditors and other advisors furnish, Pathfinder with such financial and operating data and other information, including reasonable access to auditors' working papers, with respect to its business and undertaking as Pathfinder may from time to time request and Bayswater agrees to make available, and to cause the Bayswater Subsidiaries to make available, all information and documentation in Bayswater's or the Bayswater Subsidiaries' knowledge, as applicable, and possession which might affect the financial condition or prospects of Bayswater's or the Bayswater Subsidiaries' business and undertaking; provided, however, that any such investigation shall be conducted at the expense of the Party making the request and in such manner as not to interfere unreasonably with the operation of Bayswater's or the Bayswater Subsidiaries' business and in the event the transactions between the Parties contemplated hereby are not consummated, Pathfinder will return all documents, work papers and other material obtained in the course of its investigations in connection with the transactions contemplated between the Parties hereto and photocopies or other reproductions thereof and will take such other reasonable steps as Bayswater may consider to be necessary to protect the confidentiality of the information contained in such material.

(c)

No Breach of Representations.  Except with the prior consent of Pathfinder, not do or fail to do anything that would result in any of the representations and warranties set forth in Section 3.2 not being true and correct at the Effective Date.

(d)

Notice to Pathfinder.  Promptly notify Pathfinder of the occurrence of any event or circumstance known to Bayswater which may result in:

(i)

a representation or warranty contained in Section 3.2 being untrue, incorrect or misleading;

(ii)

the non-fulfilment of any of the conditions precedent set forth in Sections 5.1 and 5.2; or

(iii)

the occurrence of an event or circumstance which materially adversely affects or which could materially adversely affect the business and undertaking of Bayswater and the Bayswater Subsidiaries or their prospects.

(e)

Change to Information.  Promptly advise Pathfinder of any material change (whether adverse or not) in the information respecting Bayswater set out in the Information Circular and will, prior to the Effective Date, deliver to Pathfinder a report setting out all changes in such information contained in the Information Circular, effective as of the Effective Date.

(f)

Exclusive Dealing.  Not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, lawyers and accountants), directly or indirectly, without the prior written approval of Pathfinder, to:

(i)

initiate contact with or solicit or enter into or knowingly encourage or participate in any discussions or negotiations with any Person concerning any possible proposal (an "acquisition proposal to Bayswater") regarding the acquisition of Bayswater Shares or any other securities of Bayswater, or other than as permitted by Section 4.2(a)(i)(G), the sale, lease exchange or transfer of any of Bayswater's assets or any substantial part of the business or undertaking of Bayswater or the Bayswater Subsidiaries or an amalgamation, merger, arrangement, consolidation or other form of business combination involving Bayswater, or a reorganization, liquidation or winding-up of Bayswater or any similar direct or indirect transaction involving Bayswater or the Bayswater Subsidiaries; or

(ii)

furnish any non-public financial or business information to any Person in connection with any acquisition proposal to Bayswater;

and Bayswater will notify Pathfinder immediately if any discussions or negotiations are sought to be initiated or any such information is requested with respect to an acquisition proposal or potential acquisition proposal or if any acquisition proposal is received or indicated to be forthcoming and such notification will include the identity of the Person making such acquisition proposal, the terms thereof and any other information with respect thereto reasonably requested by Pathfinder.  Bayswater shall ensure that its officers, directors, and employees, and any other financial or other advisors or representatives retained by it are aware of the provisions of this Section.  Notwithstanding the foregoing provisions of this Section 4.2(f), Bayswater shall not be restricted from considering, discussing, negotiating, or providing any information (including access to management) to a third party in respect of a bona fide unsolicited proposal to Bayswater or its shareholders that the Bayswater Board, upon consultation with its financial and legal advisors, determines is required to be considered by it in order to discharge its fiduciary duties.

(g)

Obtain Consents.  Use its reasonable best efforts to obtain, at least three days prior to the Effective Date, all of the consents, approvals, permits and acknowledgements as may be required in connection with the completion of the transactions contemplated hereby, each in a form, and upon such terms, as is reasonably acceptable to Pathfinder and its counsel.

(h)

Delivery of Documents.  At or prior to the Effective Date, duly execute and deliver or arrange to have duly executed and delivered all agreements, instruments and other documents as Pathfinder or its counsel may reasonably require to be delivered in order to give effect to the transactions contemplated hereby.

(i)

Conditions Precedent.  Use its reasonable best efforts to cause each of the conditions precedent set forth in Section 5 hereof to be complied with on or before the Effective Date.

5.

CONDITIONS PRECEDENT

5.1

Mutual Conditions

Each of the following conditions is for the benefit of Pathfinder and Bayswater and, subject to Section 5.4 and Section 6 hereof, this Agreement shall terminate and be of no force and effect whatsoever unless at the Effective Date:

(a)

each of Pathfinder and Bayswater are validly existing under the laws of the Province of British Columbia and shall have the corporate power to carry on its respective business as is now being conducted by it;

(b)

each of Pathfinder and Bayswater have taken all necessary corporate action to authorize the execution and delivery of this Agreement and all other documents and agreements necessary for the consummation of the Arrangement;

(c)

all required Court approvals for the Plan of Arrangement, including the Interim Order and Final Order have been obtained in form and substance satisfactory to the Parties to this Agreement;

(d)

the Amalgamation Application and Final Order shall have been accepted for filing by and the Certificate of Amalgamation has been issued by the Registrar;

(e)

the Arrangement shall have been approved at the Special Meetings;

(f)

there shall not be in force any order or decree restraining or enjoining consummation of the Arrangement;

(g)

none of the consents, orders, regulations or approvals contemplated herein contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by either Party, acting reasonably;

(h)

all necessary regulatory requirements, consents, orders, negotiations and approvals, including regulatory and judicial approvals and orders necessary or desirable for the completion of the Arrangement, have been obtained or received, each in a form acceptable to both Parties;

(i)

the issue of the Amalco Shares pursuant to the Arrangement will have been approved by all necessary corporate action to permit such securities to be issued as fully paid and non-assessable and will be exempt from the registration requirements of the United States Securities Act of 1933 and applicable state securities laws and the registration and prospectus requirements of applicable securities laws in each of the provinces of Canada in which there are Pathfinder Shareholders and Bayswater Shareholders;

(j)

the Amalco Shares will be able to be freely sold or otherwise disposed of in whole or in part by the holders of Amalco Shares at any time and from time to time following issuance without qualification by a prospectus or reliance on an exemption from prospectus filing requirements under applicable Canadian securities legislation, subject to the requirements for the first trade of the Amalco Shares, that: (i) the trade is not a "control distribution" (as defined under applicable Canadian securities laws); (ii) no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade; (iii) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and (iv) if the selling security holder is an insider or officer of Amalco, the selling security holder has no reasonable grounds to believe that Amalco is in default of securities legislation;

(k)

the authors of the fairness opinions provided to each Party with respect to the fairness of the Arrangement to each Party and its shareholders, shall not have withdrawn such opinions;

(l)

there has been no actual or threatened change or amendment to any applicable legislation, regulation or regulatory or administrative practice or policy or issuance of an order by a court, tribunal, government agency or other regulatory authority or administrative agency, board or commission which directly or indirectly would or may have a material adverse effect on the Arrangement, Amalgamation or the current business, financial condition, operations or prospects of Pathfinder and Bayswater;

(m)

there shall not exist any prohibition at law against the completion of the Arrangement;

(n)

dissent rights in respect of the Arrangement shall not have been exercised prior to the Effective Date by Pathfinder Shareholders or Bayswater Shareholders representing in the aggregate more than 5% of the total number of Pathfinder Shares or Bayswater Shares, as the case may be, outstanding at such time; and

(o)

this Agreement shall not have been terminated pursuant to the provisions hereof.

5.2

Conditions for the Benefit of Pathfinder

Each of the following conditions is for the benefit of Pathfinder and, subject to Section 5.4 and Section 6 hereof, this Agreement shall terminate and be of no force and effect whatsoever unless at the Effective Date:

(a)

Bayswater shall have performed each covenant or obligation to be performed by it provided by this Agreement and, except as affected by the transaction contemplated by this Agreement or referred to or contemplated in the Information Circular, the representations and warranties of Bayswater shall be true in all material respects as of the Effective Date with the same effect as though made at and as of such time and Pathfinder shall have received a certificate of a senior officer of Bayswater to that effect, dated as of the Effective Date;

(b)

Bayswater shall not have taken any action which would be materially adverse to the business of Bayswater;

(c)

any requisite approvals for the implementation by Pathfinder of the Arrangement shall have been obtained, to the extent required by Pathfinder;

(d)

there shall not have been any material adverse change in the business, operations or assets of Bayswater nor shall any change of law have occurred which, in the reasonable judgment of Pathfinder, has or will have a material adverse effect on the business, assets, financial condition or results of operations of Bayswater;

(e)

except as previously disclosed to and consented to by Pathfinder, no material transaction out of the ordinary course of business of Bayswater has occurred and no material litigation not disclosed in the Information Circular has been commenced, contemplated or threatened, against Bayswater or any of its assets;

(f)

Bayswater shall not have prior to the Effective Date:

(i)

without the prior written consent of Pathfinder, allotted or issued any shares of its capital or entered into any agreement which contemplates the certain or contingent issue of shares of its capital, except the issue of shares pursuant to options or other rights as disclosed in this Agreement;

(ii)

declared any dividends;

(iii)

sold all or any part of its assets other than in the ordinary course of business, or entered into any transactions or negotiations which could be reasonably expected to interfere with or be inconsistent with the Arrangement;

(iv)

incurred any further liabilities out of the ordinary course of business; or

(v)

established any new or additional business;

(g)

Pathfinder shall have received from Bayswater such evidence of valuation, financial statements, audited or otherwise, and other documents pertaining to Bayswater as may be required by Pathfinder and all applicable regulatory authorities including the TSX Venture Exchange;

(h)

each of the acts and undertakings of Bayswater to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by it; and

(i)

the Bayswater Board shall not have made a determination that it is not in the best interests of Bayswater or its shareholders to proceed with the Arrangement.

The foregoing conditions are for the exclusive benefit of Pathfinder and may be waived, in whole or in part, by Pathfinder pursuant to Section 5.4.

5.3

Conditions for the Benefit of Bayswater

Each of the following conditions is for the benefit of Bayswater and, subject to Section 5.4  and Section 6 hereof, this Agreement shall have no force and effect whatsoever and shall be null and void unless:

(a)

Pathfinder shall have performed each covenant or obligation to be performed by it provided by this Agreement and, except as affected by the transaction contemplated by this Agreement or referred to or contemplated in the Information Circular, the representations and warranties of Pathfinder shall be true in all material respects as of the Effective Date with the same effect as though made at and as of such time and Bayswater shall have received a certificate of a senior officer of Pathfinder to that effect, dated as of the Effective Date;

(b)

Pathfinder shall not have taken any action which would be materially adverse to the business of Pathfinder;

(c)

any requisite approvals for the implementation by Bayswater of the Arrangement shall have been obtained, to the extent required by Bayswater;

(d)

there shall not have been any material adverse change in the business, operations or assets of Pathfinder nor shall any change of law have occurred which, in the reasonable judgment of Bayswater, has or will have a material adverse effect on the business, assets, financial condition or results of operations of Pathfinder;

(e)

except as previously disclosed to and consented to by Bayswater, no material transaction out of the ordinary course of business of Pathfinder has occurred and no material litigation not disclosed in the Information Circular has been commenced, contemplated or threatened, against Pathfinder or any of its assets;

(f)

Pathfinder shall not have prior to the Effective Date:

(i)

without the prior written consent of Bayswater, allotted or issued any shares of its capital or entered into any agreement which contemplates the certain or contingent issue of shares of its capital, except the issue of shares pursuant to options or other rights as disclosed in this Agreement;

(ii)

declared any dividends;

(iii)

sold all or any part of its assets other than in the ordinary course of business, or entered into any transactions or negotiations which could be reasonably expected to interfere with or be inconsistent with the Arrangement;

(iv)

incurred any further liabilities out of the ordinary course of business; or

(v)

established any new or additional business;

(g)

Bayswater shall have received lock-up agreements from each of Richard Atkinson and Victor Tanaka for the purpose of voting in favour of the Arrangement, such agreements being in form and with content acceptable to Bayswater, acting reasonably;

(h)

Bayswater shall have received from Pathfinder such evidence of valuation, financial statements, audited or otherwise, and other documents pertaining to Pathfinder as may be required by Bayswater and all applicable regulatory authorities including the TSX Venture Exchange;

(i)

each of the acts and undertakings of Pathfinder to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by it; and

(j)

the Pathfinder Board shall not have made a determination that it is not in the best interests of Pathfinder or its shareholders to proceed with the Arrangement.

The foregoing conditions are for the exclusive benefit of Bayswater and may be waived, in whole or in part, by Bayswater pursuant to Section 5.4.

5.4

Waiver of Conditions

If any condition set out in Section 5.1 (other than 5.1(a) or (d)), Section 5.2 or Section 5.3 shall not be fulfilled or performed on or before the Effective Date, the party entitled to the benefit of such condition shall be entitled to terminate this Agreement or to waive that condition.

6.

TERMINATION

6.1

General

This Agreement and the Plan of Arrangement may be terminated, whether before or after approval of the Pathfinder Shareholders and the Bayswater Shareholders of the Plan of Arrangement but not later than the Effective Date, by: (a) mutual agreement; (b) Pathfinder or Bayswater if the Effective Date has not occurred prior to August 31, 2006; or (c) by Pathfinder or Bayswater pursuant to Section 6.2 below.

6.2

Adverse Event

This Agreement and the Plan of Arrangement may be terminated if an Adverse Event occurs.  "Adverse Event" means:

(a)

either of the Pathfinder Board or the Bayswater Board fails to recommend the Arrangement to its shareholders or adversely amends or withdraws any such recommendation or fails to present the Plan of Arrangement for approval at the Special Meetings;

(b)

either of the Pathfinder Board or the Bayswater Board fails for any reason to approve the Plan of Arrangement;

(c)

an offer is made to purchase or otherwise acquire all of the common shares of Pathfinder or Bayswater, as the case may be, for consideration equal to or greater than that contemplated by the Plan of Arrangement by means of a takeover bid, amalgamation, arrangement, reorganization, reverse takeover, recapitalization or other capital reorganization or business transaction or either Pathfinder or Bayswater, as the case may be, enters into any agreement, letter of intent or similar understanding with respect to such an offer.

If an Adverse Event occurs, the company in respect of which it occurs ("Targetco") is required to give notice to the other party ("Otherco") and Otherco is thereafter entitled to do one or more of the following: postpone its Special Meeting; require Targetco to postpone its Special Meeting; prior to the date of the Special Meetings, amend the terms of the Plan of Arrangement to increase the consideration payable in connection therewith; or terminate this Agreement and the Plan of Arrangement by written notice to Targetco.

If Otherco elects to terminate this Agreement and the Plan of Arrangement as a result of an Adverse Event, Targetco is required to reimburse Otherco for all of its reasonable out-of-pocket expenses in connection with the Arrangement and this Agreement.

7.

AMENDMENTS

7.1

Amendments

Subject to Section 6, this Agreement may, at any time and from time to time before and after the holding of the Special Meetings, but no later than the Effective Date, be amended by written agreement of the Parties hereto without, subject to applicable law, further notice to or authorization on the part of Pathfinder Shareholders or Bayswater Shareholders.  Without limiting the generality of the foregoing, any such amendment may:

(a)

change the time for the performance of any of the obligations or acts of the Parties hereto;

(b)

waive any inaccuracies or modify any representation and warranty contained herein or in any document to be delivered pursuant hereto; or

(c)

waive compliance with or modify any of the covenants or conditions herein contained or waive or modify the performance of any of the obligations of the Parties hereto.

8.

NOTICES

8.1

Notice in Writing

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a Party to the other Party shall be in writing and may be given by delivering same or sending same by facsimile transmission or by hand delivery addressed to the Party to whom the notice is to be given at its address for service herein.  Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day and, if not, the next succeeding Business Day) and if sent by facsimile transmission shall be deemed to have been given and received at the time of receipt (if a Business Day and, if not, the next succeeding Business Day) unless actually received after 5:00 p.m. at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day.

8.2

Addresses for Service

The address for service of each of the Parties hereto shall be as follows:

(a)

if to Pathfinder:

Pathfinder Resources Ltd.
510 Burrard Street, Suite 510
Vancouver, British Columbia
V6C 3A8
Fax: (604) 669-8336

Attention:  Victor A. Tanaka, President

with a copy to:

DuMoulin Black LLP
10th Floor, 595 Howe Street
Vancouver, British Columbia
V6C 2T5
Fax: (604) 687-8772

Attention:  J. Douglas Seppala

(b)

if to Bayswater:

Bayswater Ventures Corp.
Suite 202
837 West Hastings Street
Vancouver, British Columbia
V6C 3N6
Fax: (604) 684-6242

Attention:  George Leary, President

with a copy to

Armstrong Simpson
2080, 777 Hornby Street
Vancouver, British Columbia
V6Z 1S4
Fax: (604) 662-3231

Attention:  S. Paul Simpson

9.

GENERAL

9.1

Costs and Expenses

Subject to Section 6, each of Pathfinder and Bayswater shall be responsible for its own expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby.

9.2

Entire Agreement

This Agreement constitutes the entire understanding, contract and agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the Parties or their representatives, including without limitation the letter agreement dated April 17, 2006 between the Parties.  There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided, and except implied covenants of good faith and fair dealing.

9.3

Time of the Essence

Time shall be of the essence of this Agreement.  Dates shall be determined in accordance with the Interpretation Act (British Columbia).

9.4

Waivers of this Agreement

No waiver, express or implied, of any provision of this Agreement shall be binding on either Party unless consented to in writing by such Party and then only in the specific instance and for the specific purpose given. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver, unless otherwise expressly provided.

9.5

Applicable Law

This Agreement shall be construed, interpreted and enforced in accordance with, and the respective obligations of the Parties shall be governed by, the laws of the Province of British Columbia and each Party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Province of British Columbia with respect to any disputes arising hereunder.

9.6

Enforceability

In the event any one or more of the provisions of this Agreement is invalid or otherwise unenforceable, the enforceability of the remaining provisions shall be unaffected.

9.7

Enurement and Assignment

This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.  This Agreement may not he assigned by either Party hereto without the prior written consent of the other Party.

9.8

Execution in Counterparts

This Agreement may be executed in counterparts and by facsimile counterparts, each of which, once executed, shall constitute an original and all of which taken together shall constitute one and the same instrument.

9.9

Publicity

All publicity respecting this Agreement shall be made jointly by Pathfinder and Bayswater and not unilaterally.  Neither Party shall have the unilateral right to publicize this Agreement or the Plan of Arrangement except to distribute information that has already been made public in accordance with this Section.  Any distribution of information not previously disclosed respecting this Agreement shall only be made following consultation with the other Party.

In witness whereof, authorized representatives of each of the Parties have each signed this Agreement as of the date and year first above written.

PATHFINDER RESOURCES LTD. By: ___________________________ Victor A. Tanaka President	BAYSWATER VENTURES CORP. By: ___________________________ George M. Leary President

SCHEDULE A

PLAN OF ARRANGEMENT

1.

INTERPRETATION

1.1

Defined Terms

For the purpose of this Plan of Arrangement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a)

"Agreement" means the Arrangement Agreement, dated as of July 10, 2006 between Pathfinder and Bayswater, and all amendments thereto;

(b)

"Amalco" means the continuing corporation constituted upon the Amalgamation becoming effective;

(c)

"Amalco Options" means stock options of Amalco exercisable to purchase Amalco Shares, granted pursuant to the Arrangement;

(d)

"Amalco Shares" means common shares without par value in the capital of Amalco;

(e)

"Amalco Warrants" means warrants of Amalco exercisable to purchase Amalco Shares, issued pursuant to the Arrangement;

(f)

"Amalgamating Corporations" means Pathfinder and Bayswater;

(g)

"Amalgamation" means the amalgamation of the Amalgamating Corporations pursuant to the Plan of Arrangement;

(h)

"Amalgamation Application" means the Form 13 Amalgamation Application attached hereto as Appendix "A", which is required to be filed with the Registrar of Companies for British Columbia along with the Final Order and the Plan of Arrangement in order to effect the Amalgamation under the BCBCA;

(i)

"Arrangement" means the Arrangement to be completed under Part 9, Division 5 of the BCBCA, involving Pathfinder and Bayswater, as described in this Plan of Arrangement;

(j)

"Bayswater" means Bayswater Ventures Corp., a company existing under the laws of the Province of British Columbia;

(k)

"Bayswater Options" means outstanding stock options (as of July 5, 2006) to purchase an aggregate of up to 3,055,000 Bayswater Shares granted pursuant to the 10% rolling stock option plan maintained by Bayswater having exercise prices ranging from $0.225 to $0.90 and expiring on dates ranging from October 5, 2008 to April 12, 2011;

(l)

"Bayswater Securityholders" means the Bayswater Shareholders and the holders of the Bayswater Options and Bayswater Warrants;

(m)

"Bayswater Shareholders" means holders of Bayswater Shares;

(n)

"Bayswater Shares" means the common shares without par value in the capital of Bayswater as the same are constituted on the date hereof;

(o)

"Bayswater Warrants" means the 8,638,469 outstanding share purchase warrants of Bayswater (as of July 5, 2006) issued pursuant to the terms of warrant certificates, having exercise prices ranging from $0.10 to $1.00 per Bayswater Share and expiring on dates ranging from September 27, 2007 to December 28, 2007;

(p)

"BCBCA" means the Business Corporations Act (British Columbia), as enacted or as the same has been or may from time to time be amended or re-enacted;

(q)

"Business Day" means any day other than a Saturday or Sunday or statutory holiday in the Province of British Columbia, upon which banks generally are open for business in the City of Vancouver, British Columbia;

(r)

"Canadian Approvals" means the requisite approvals of: (i) the Pathfinder Shareholders; (ii) the Bayswater Shareholders; (iii) the Court; (iv) the TSX Venture Exchange and (v) if required, securities regulatory authorities in Canada;

(s)

"Certificate of Amalgamation" means the certificate giving effect to the Amalgamation issued under the BCBCA;

(t)

"Court" means the Supreme Court of British Columbia;

(u)

"Depository" means Pacific Corporate Trust Company;

(v)

"Dissent Procedures" means the manner in which registered holders of Pathfinder Shares and Bayswater Shares may exercise their Dissent Rights in connection with the Arrangement pursuant to and in the manner set forth in Section 4 hereof;

(w)

"Dissent Rights" has the meaning ascribed to it in Section 4.1(a) hereof;

(x)

"Dissenting Shareholder" means a registered holder of Pathfinder Shares or Bayswater Shares who has properly exercised its Dissent Rights in strict compliance with the Dissent Procedures and has not withdrawn or been deemed to have withdrawn such Dissent Rights.

(y)

"Effective Date" means the effective date set forth in the Certificate of Amalgamation as specified in the Amalgamation Application, and shall be the fifth Business Day after the Recommendations and Canadian Approvals have all been obtained and, if so required by Pathfinder or Bayswater, after any other required approvals have been obtained, or such other date as may be mutually agreed upon by Pathfinder and Bayswater;

(z)

"Effective Time" means the effective time of the Amalgamation appearing on the Certificate of Amalgamation;

(aa)

"Final Order" means the order of the Court approving the Plan of Arrangement, as such order may be amended at any time before the Effective Date or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

(bb)

"Interim Order" means the interim order of the Court providing for, among other things, the calling and holder of the Special Meetings, as the same may be amended;

(cc)

"Pathfinder" means Pathfinder Resources Ltd., a company existing under the laws of the Province of British Columbia;

(dd)

"Pathfinder Options" means outstanding stock options (as of July 5, 2006) to purchase an aggregate of up to 1,905,000 Bayswater Shares granted pursuant to the stock option plan maintained by Pathfinder having exercise prices ranging from $0.15 to $0.375 and expiring on dates ranging from December 19, 2006 to February 23, 2011;

(ee)

"Pathfinder Securityholders" means the Pathfinder Shareholders and the holders of the Pathfinder Options;

(ff)

"Pathfinder Shareholders" means holders of Pathfinder Shares;

(gg)

"Pathfinder Shares" means the common shares without par value in the capital of Pathfinder as the same are constituted on the date hereof;

(hh)

"Person" shall be broadly interpreted and includes any natural person, partnership, limited partnership, joint venture, syndicate, sole proprietorship, body corporate with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative;

(ii)

"Plan of Arrangement" means the arrangement proposed to be effected under the BCBCA upon the terms set out in herein and as contemplated in the Agreement;

(jj)

"Recommendations" means the affirmative recommendation with respect to the Plan of Arrangement of each of the Board of Directors of Pathfinder and Bayswater;

(kk)

"Special Meetings" means the special meetings of the Pathfinder Shareholders and the Bayswater Shareholders, in each case to be held for the purpose of, among other things, approving the Plan of Arrangement; and

(ll)

"Transmittal Letter" means the form(s) of letter of transmittal, for use by Pathfinder Shareholders and Bayswater Shareholders providing for delivery to the Depository of certificates representing the Pathfinder Shares or Bayswater Shares, in the form agreed to between the Amalgamating Corporations and the Depository.

1.2

Sections and Headings

The division of this Plan of Arrangement into Articles, Sections and other divisions and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Plan of Arrangement.

1.3

Number, Gender and Persons

In this Plan of Arrangement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall refer to Persons as defined in this Plan of Arrangement.

1.4

Severability

If any provision of this Plan of Arrangement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

2.

AMALGAMATION

2.1

General

The Amalgamating Corporations will amalgamate at the Effective Time under Part 9, Division 5 of the BCBCA and will continue thenceforth as one corporation on the terms and conditions set forth in the Agreement.

2.2

Name

The Name of Amalco shall be "Bayswater Uranium Corporation" or such other name as approved by the directors of each of the Amalgamating Corporations and the Registrar of Companies for British Columbia.

2.3

Amalgamation Application and Articles

The Amalgamation Application (including the Notice of Articles) and the Articles of Amalco shall be in the forms set out in Appendix "A" and Appendix "B", respectively, to this Plan of Arrangement.  The Articles of Amalco shall be signed by one of the first directors of Amalco referred to in Section 2.5 of this Plan of Arrangement.

2.4

Registered and Records Office

The registered and records office of Amalco, until changed in accordance with the provisions of the BCBCA and the Articles of Amalco, shall be as set out in the Notice of Articles referred to in Section 2.3 of this Plan of Arrangement.

2.5

Directors

The number of directors of Amalco, until changed in accordance with the provisions of the BCBCA and the Articles of Amalco, shall be determined at four (4) directors. The full name, prescribed address and occupation of the first directors of Amalco shall be as follows:

Name	Address	Occupation
Damien Reynolds	2400-1111 West Georgia Street Vancouver, B.C., V6E 4M3	Chairman and CEO of Longview Strategies Incorporated
George Leary	#2 Kincora Terrace NW Calgary, AB, T3R 1M1	President and CEO of Bayswater Ventures Corp.
Victor Tanaka	510 Burrard Street, Suite 510 Vancouver, B.C., V6C 3A8	President and CEO of Pathfinder Resources Ltd.
Ken Armstrong	800-625 Howe Street Vancouver, B.C., V6C 3T6	President and CEO of Strongbow Explorations Inc.

The first directors shall hold office until the first annual general meeting of the shareholders of Amalco or until such earlier time when successors are elected or appointed in accordance with the provisions of the BCBCA and the Articles of Amalco.

2.6

Directors to Continue Operations

The directors set forth in paragraph 2.5 shall carry on and continue the management and operation of Amalco in such manner as they shall determine, subject to and in accordance with the Articles of Amalco and the provisions of the BCBCA.

2.7

Advisory Board

Amalco shall create an advisory board the initial members of which shall be Richard Atkinson, Siegfried Muessig, Robert Campbell, Stephen Flechner and Jerry D. Blackwell.  The purpose of the advisory board will be to provide advice and assistance to the board of directors of Amalco, as and when requested, with respect to legal, corporate, exploration and mining matters.  Amalco may grant stock options to the members of the advisory board from time to time, subject to applicable regulatory approvals and the provisions of Amalco's stock option plan.

2.8

Officers

The full names and offices of the officers of Amalco, until others are appointed in their place, shall be as follows:

Name	Office
Damien Reynolds	Chairman
George Leary	President and Chief Executive Officer
Victor Tanaka	Chief Operating Officer and Executive Vice President
Mark Gelmon	Chief Financial Officer
Janice Davies	Corporate Secretary

2.9

Financial Year End

The financial year end of Amalco, until changed by the directors of Amalco, shall be February 28 in each year.

2.10

First Annual General Meeting

The first annual general meeting of Amalco shall be held in the month of July, 2007.

2.11

Exchange of Securities

At the Effective Time, subject to the provisions of Section 4 hereof, the following will occur and will be deemed to occur in the following order without any further authorization, act or formality.

(a)

Pathfinder Shares.  Each issued and outstanding Pathfinder Share, other than those held by Dissenting Shareholders, will be exchanged for Amalco Shares on the basis of 0.588 of an Amalco Share for each one Pathfinder Share.

(b)

Pathfinder Options.  Each outstanding Pathfinder Option shall be exchanged for one Amalco Option and the Pathfinder Option shall thereafter be cancelled and cease to be outstanding, with each such Amalco Option being exercisable for that number of Amalco Shares that is equal to (w) the number of Pathfinder Shares that would otherwise have been issuable upon the exercise of the Pathfinder Option multiplied by (x) 0.588 (rounded down to the nearest whole Amalco Share), with the exercise price of such Amalco Option being equal to (y) the exercise price of the applicable Pathfinder Option divided by (z) 0.588.  Save and except as agreed to by Amalco and the holders of Pathfinder Options, the term to expiry, conditions to and manner of exercising, vesting schedule, the status under applicable laws, and all other terms and conditions of the Amalco Options issued pursuant to this Section 2.11(b) will otherwise be unchanged from those contained in or otherwise applicable to the related Pathfinder Options.

(c)

Bayswater Shares.  Each issued and outstanding Bayswater Share, other than those held by Dissenting Shareholders, will be exchanged for Amalco Shares on the basis of one Amalco Share for each one Bayswater Share.

(d)

Bayswater Options.  Each outstanding Bayswater Option shall be exchanged for one Amalco Option and the Bayswater Option shall thereafter be cancelled and cease to be outstanding, with each such Amalco Option being exercisable for that number of Amalco Shares that is equal to the number of Bayswater Shares that would otherwise have been issuable upon the exercise of the Bayswater Option, with the exercise price of such Amalco Option being equal to the exercise price of the applicable Bayswater Option.  Save and except as agreed to by Amalco and the holders of Bayswater Options, the term to expiry, conditions to and manner of exercising, vesting schedule, the status under applicable laws, and all other terms and conditions of the Amalco Options issued pursuant to this Section 2.11(d) will otherwise be unchanged from those contained in or otherwise applicable to the related Bayswater Options.

(e)

Bayswater Warrants.  Each outstanding Bayswater Warrant shall be exchanged for one Amalco Warrant and the Bayswater Warrant shall thereafter be cancelled and cease to be outstanding, with each such Amalco Warrant being exercisable for that number of Amalco Shares that is equal to the number of Bayswater Shares that would otherwise have been issuable upon the exercise of the Bayswater Warrant, with the exercise price of such Amalco Warrant being equal to the exercise price of the applicable Bayswater Warrant.  Save and except as agreed to by Amalco and the holders of Bayswater Warrants, the term to expiry, conditions to and manner of exercising, the status under applicable laws, and all other terms and conditions of the Amalco Warrants issued pursuant to this Section 2.11(e) will be otherwise unchanged from those contained in or otherwise applicable to the related Bayswater Warrants.

(f)

Shares Held by Pathfinder or Bayswater.  Notwithstanding any other provision of this Plan of Arrangement, any Pathfinder Shares held by or on behalf of Bayswater and any Bayswater Shares held by or on behalf of Pathfinder, will not be exchanged for Amalco Shares and will be cancelled at the Effective Time without any repayment of capital in respect thereof.

2.12

Cancellation of Unissued Shares

The unissued shares of each of the Amalgamating Corporations shall be cancelled and shall not be exchanged for shares of Amalco.

2.13

No Fractional Shares

No fractional Amalco Shares, Amalco Options or Amalco Warrants will be issued under the Arrangement.  If any fractional Amalco Share, Amalco Option or Amalco Warrant would be issuable to a Pathfinder Securityholder or a Bayswater Securityholder under Section 2.11, such Securityholder shall only receive that number of Amalco Shares, Amalco Options or Amalco Warrants, as the case may be, as the Securityholder is entitled to receive pursuant to Section 2.11 rounded down to the nearest whole Amalco Share, Amalco Option or Amalco Warrant, as the case may be.

2.14

Rights and Obligations of Amalco

Upon the Amalgamation taking effect and thereafter, Amalco shall be seized of and shall hold and possess all the properties, rights and interests of, and shall be subject to all the debts, liabilities and obligations of, each of the Amalgamating Corporations without any further deeds, transfers or conveyances, as fully and effectually and to all intents and purposes as the same are held or borne by each of the Amalgamating Corporations, respectively, immediately prior to the Amalgamation, and the directors of Amalco shall have full power to carry the Amalgamation into effect and to perform such acts as are necessary or proper for such purposes.  The provisions of this paragraph shall not be deemed to exclude any of the effects, rights or privileges that at law may be incidental to or result from the Amalgamation, whether or not herein specifically mentioned.

2.15

Continuing Obligations

All obligations of each of the Amalgamating Corporations immediately prior to the Amalgamation shall attach to Amalco and Amalco shall continue to be liable for them.

3.

CERTIFICATES

3.1

Pathfinder/Bayswater Certificates

After the Effective Date, certificates formerly representing Pathfinder Shares or Bayswater Shares which are held by a Pathfinder Shareholder or Bayswater Shareholder will, except for shares held by Dissenting Shareholders, represent only the right to receive certificates representing Amalco Shares, all in accordance with the terms of the Arrangement.

3.2

Distributions With Respect to Unsurrendered Certificates

No dividends or other distributions declared or made after the Effective Date with respect to the Pathfinder Shares or the Bayswater Shares with a record date after the Effective Date will be payable or paid to the holder of any unsurrendered certificate or certificates for Pathfinder Shares or Bayswater Shares (as the case may be) which, immediately prior to the Effective Date, represented outstanding Pathfinder Shares or Bayswater Shares and will not be payable until the surrender of certificates for Pathfinder Shares or Bayswater Shares for exchange for Amalco Shares in accordance with the terms of this Plan of Arrangement.

3.3

Exchange of Share Certificates

At or prior to the Effective Time, the Amalgamating Corporations shall deposit with the Depository, for the benefit of the Pathfinder Shareholders and the Bayswater Shareholders, sufficient certificates representing Amalco Shares to give effect to this Plan of Arrangement.  A Pathfinder Shareholder or Bayswater Shareholder at the Effective Time shall be entitled to receive the certificates representing the Amalco Shares to which such holder is entitled pursuant to the provisions hereof as soon as practical after the Effective Date upon delivery to the Depository of a duly completed Transmittal Letter and surrender of the certificates formerly representing the Pathfinder Shares or Bayswater Shares, together with such other documents and instruments as would have been required to effect the transfer of the Pathfinder Shares or Bayswater Shares formerly represented by such certificates under the BCBCA and the articles of Pathfinder or Bayswater (as the case may be) and such additional documents and instruments as the Depository or the Amalgamating Corporations may reasonably require.  The Depository shall register and make available or send by regular mail (postage prepaid) certificates representing Amalco Shares as directed in each properly completed Transmittal Letter.

3.4

Extinction of Rights

Any certificate which immediately prior to the Effective Date represented outstanding Pathfinder Shares or Bayswater Shares and which has not been surrendered, with all other instruments required by this Section 3, on or prior to the sixth anniversary of the Effective Date, will cease to represent any claim against or interest of any kind or nature in the Amalgamating Corporations, Amalco or the Depository.

3.5

Lost Certificates

In the event any certificate, which immediately before the Effective Time represented one or more Pathfinder Shares or Bayswater Shares that were exchanged pursuant to Section 2.11, is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depository will issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more Amalco Shares, deliverable in accordance with such holder’s Transmittal Letter.  When authorizing such issuances in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Amalco Shares are to be issued or delivered will, as a condition precedent to the issuance thereof, give a bond satisfactory to Amalco and its transfer agent in such sum as Amalco may direct and otherwise indemnify Amalco in a manner satisfactory to it, against any claim that may be made against it or the Amalgamating Corporations or any of them with respect to the certificate alleged to have been lost, stolen or destroyed.

3.6

Option / Warrant Certificates

After the Effective Date, certificates formerly representing Pathfinder Options, Bayswater Options and Bayswater Warrants, shall be deemed to represent Amalco Options or Amalco Warrants, as the case may be, subject to adjustment of the exercise price and number of Amalco Shares to which the holder of former Pathfinder Options, Bayswater Options or Bayswater Warrants may be entitled in accordance with Section 2.11 hereof.

4.

RIGHTS OF DISSENT

4.1

Dissent Rights

(a)

Registered holders of Pathfinder Shares or Bayswater Shares are entitled to exercise rights of dissent in connection with the Arrangement with respect to their Pathfinder Shares or Bayswater Shares, as the case may be, pursuant to and in the manner set forth in Part 8, Division 2 of the BCBCA as modified by the Interim Order, the Final Order and this Section 4.1 (the "Dissent Rights"); provided that, notwithstanding subsection 242(2) of the BCBCA, the written objection to the resolution approving the Arrangement contemplated by subsection 242(2) of the BCBCA must be received by Pathfinder or Bayswater, as the case may be, not later than 4:30 p.m. (Vancouver time) on the date which is two Business Days immediately preceding the date of the Special Meetings or by 4:30 p.m. (Vancouver time) on the Business Day prior to the date on which any adjournment of the Special Meetings is held.

(b)

Pathfinder Shares or Bayswater Shares held by Dissenting Shareholders who are ultimately entitled to be paid fair value for their Pathfinder Shares or Bayswater Shares, as the case may be, will be and will be deemed to be cancelled and the former holders of such Pathfinder Shares or Bayswater Shares shall cease to have any rights as former holder of Pathfinder Shares or Bayswater Shares other than their right to be paid fair value for their Pathfinder Shares or Bayswater Shares, as the case may be.

(c)

Pathfinder Shareholders or Bayswater Shareholders who exercise, or purport to exercise, Dissent Rights, and who are ultimately determined not to be entitled, for any reason, to be paid fair value for their Pathfinder Shares or Bayswater Shares, as the case may be, shall be deemed to have participated in the Arrangement on the same basis as any non-Dissenting Shareholders as at and from the Effective Time and shall receive, and be entitled to receive, only the consideration for each Pathfinder Share or Bayswater Share, as the case may be, on the basis set forth in Section 2.11.

4.2

 Registered Holders

In no circumstances shall Pathfinder, Bayswater, Amalco or any other Person be required to recognize a Person exercising Dissent Rights unless such person is a registered holder of the Pathfinder Shares or Bayswater Shares in respect of which such Dissent Rights are sought to be exercised.

4.3

Recognition of Dissenting Shareholders

Neither Pathfinder, Bayswater, Amalco nor any other Person shall be required to recognize a Dissenting Shareholder as a registered or beneficial owner of Pathfinder Shares or Bayswater Shares, as the case may be, at or after the Effective Time, and at the Effective Time the names of such Dissenting Shareholders shall be deleted from the register of holders of Pathfinder Shares or Bayswater Shares, as the case may be, maintained by or on behalf of Pathfinder and Bayswater.

4.4

Dissent Right Availability

A registered holder is not entitled to exercise Dissent Rights with respect to Pathfinder Shares or Bayswater Shares if such holder votes (or instructs, or is deemed, by submission of any incomplete proxy, to have instructed his, her or its proxyholder to vote) in favour of the resolution approving the Arrangement.

5.

AMENDMENTS

5.1

Amendments

(a)

The Amalgamating Corporations reserve the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Date, provided that any such amendment, modification or supplement must be contained in a written document that is filed with the Court.

(b)

Save and except as may be otherwise provided in the Interim Order, any amendment, modification or supplement to this Plan of Arrangement may be proposed by either of the Amalgamating Corporations at any time prior to the date of the Special Meetings with or without any other prior notice or communication to the Pathfinder Shareholders and the Bayswater Shareholders, and if so proposed and accepted by Pathfinder Shareholders and Bayswater Shareholders voting at the Special Meetings, will become part of this Plan of Arrangement for all purposes.  Subject to Section 5.1(c), if such amendment, modification or supplement is made following the Special Meetings, it shall be approved by the Court and, if required by the Court, communicated to the Pathfinder Shareholders and the Bayswater Shareholders, and will become part of the Arrangement upon completion of all the conditions required in the Court approval.

(c)

Any amendment, modification or supplement to this Plan of Arrangement may be made by the Amalgamating Corporations without approval of the Pathfinder Shareholders and the Bayswater Shareholders provided that it concerns a matter which, in the reasonable opinion of the Amalgamating Corporations, is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the financial or economic interests of any of the Pathfinder Shareholders or the Bayswater Shareholders.

6.

TERMINATION

6.1

Termination

This Plan of Arrangement will automatically terminate and be of no further force and effect upon the termination of the Agreement in accordance with its terms.

APPENDIX “A”

BRITISH COLUMBIA	Ministry of Finance Corporate and Personal Property Registries www.fin.gov.bc.ca/registries	AMALGAMATION APPLICATION FORM 13 - BC COMPANY Section 275 Business Corporations Act

Telephone: 250 356-8626

DO NOT MAIL THIS FORM to the Corporate and Personal Property Registries unless you are instructed to do so by registry staff. The Regulation under the Business Corporations Act requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FIPPA) The personal information requested on this term is made available to the public under the authority of the Business Corporations Act. Questions about how the FIPPA applies to this personal information can be directed to the Administrative Assistant of the Corporate and Personal Properly Registries at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

A - NAME OF COMPANY - Choose one of the following:

[X] The name BAYWATER URANIUM CORPORATION is the name reserved for the amalgamated company. The name reservation number is: _____________________________, OR

[  ] The company is to be amalgamated with a name created by adding "B.C. Ltd." after the incorporation number, OR

[  ] The amalgamated company is to adopt, as its name, the name of one of the amalgamating companies.

The name of the amalgamating company being adopted is: ____________________________________

The incorporation number of that company is: _______________________________________________

Please note: if you want the name of an amalgamating corporation that is a foreign corporation, you must obtain a name approval before completing this amalgamation application.

B - AMALGAMATION STATEMENT - Please indicate the statement applicable to this amalgamation.

[X] With Court Approval:

This amalgamation has been approved by the court and a copy of the entered court order approving the amalgamation has been obtained and has been deposited in the records office of each of the amalgamating companies.

OR

[  ] Without Court Approval:

This amalgamation has been effected without court approval. A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company's records office.

C - AMALGAMATION EFFECTIVE DATE - Choose one of the following:

[  ] The amalgamation is to take effect at the time that this application is filed with the registrar.

YYYY / MM / DD

[  ] The amalgamation is to take effect at 12:01a.m. Pacific Time on ___________________

being a date that is not more than ten days after the date of the filing of this application.

YYYY / MM / DD

[X] The amalgamation is to take effect at __________[  ] a.m. or [ ] p.m. Pacific Time on __________________

being a date and time that is not more than ten days after the date of the filing of this application.

FORM 13/WEB Rev. 2005 / 3 / 4	Page 1

D – AMALGAMATING CORPORATIONS

Enter the name of each amalgamating corporation below. For each company, enter the incorporation number. If the amalgamating corporation is a foreign corporation, enter the foreign corporation’s jurisdiction and if registered in BC as an extraprovincial company, enter the extraprovincial company’s registration number. Attach an additional sheet if more space is required.

NAME OF AMALGAMATING CORPORATION	BC INCORPORATION NUMBER, OR EXTRAPROVINCIAL REGISTRATION NUMBER IN BC	FOREIGN CORPORATION’S JURISDICTION
1. Pathfinder Resources Ltd.	460775
2. Bayswater Ventures Corp.	193077
3.
4.
5.

E – FORMALITIES TO AMALGAMATION

If any amalgamating corporation is a foreign corporation, section 275 (1)(b) requires an authorization for the amalgamation from the foreign corporation’s jurisdiction to be filed.

[  ] This is to confirm that each authorization for the amalgamation required under section 275(1)(b) is being submitted for filing concurrently with this application.

F – FORMALITIES TO AMALGAMATION

This form must be signed by an authorized signing authority for each of the amalgamating companies as set out in Item D.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED YYYY/MM/DD
1. VICTOR A. TANAKA	X
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED YYYY/MM/DD
2. GEORGE LEARY	X
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED YYYY/MM/DD
3.	X
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED YYYY/MM/DD
4.	X
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED YYYY/MM/DD
5.	X

FORM 13/WEB Rev. 2005 / 3 / 4	Page 2

NOTICE OF ARTICLES

A - NAME OF COMPANY

Set out the name of the company as set out in Item A of the Amalgamation Application.

BAYSWATER URANIUM CORPORATION

B - TRANSLATION OF COMPANY NAME

Set out every translation of the company name that the company intends to use outside of Canada.

Not Applicable

C - DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual's residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

LAST NAME	FIRST NAME	MIDDLE NAME
REYNOLDS	DAMIEN
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
2400 - 1111 West Georgia Street, Vancouver	BC	Canada	V6E 4M3
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
same as above
LAST NAME	FIRST NAME	MIDDLE NAME
LEARY	GEORGE
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
# 2 Kincora Terrace NW, Calgary	AB	Canada	T3R 1M1
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
same as above
LAST NAME	FIRST NAME	MIDDLE NAME
TANAKA	VICTOR
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
510 Burrard Street, Suite 510, Vancouver	BC	Canada	V6C 3A8
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
same as above
LAST NAME	FIRST NAME	MIDDLE NAME
ARMSTRONG	KEN
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
800 - 625 Howe Street, Vancouver	BC	Canada	V6C 3T6
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
same as above

FORM 13/WEB Rev. 2005 / 3 / 4	NOA Page 1

D - REGISTERED OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY’S REGISTERED OFFICE 2080, 777 Hornby Street, Vancouver	PROVINCE BC	POSTAL CODE V6Z 1S4
MAILING ADDRESS OF THE COMPANY’S REGISTERED OFFICE 2080, 777 Hornby Street, Vancouver	PROVINCE BC	POSTAL CODE V6Z 1S4

E - RECORDS OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY’S RECORDS OFFICE 2080, 777 Hornby Street, Vancouver	PROVINCE BC	POSTAL CODE V6Z 1S4
MAILING ADDRESS OF THE COMPANY’S RECORDS OFFICE 2080, 777 Hornby Street, Vancouver	PROVINCE BC	POSTAL CODE V6Z 1S4

F - AUTHORIZED SHARE STRUCTURE

	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number.		Kind of shares of this class or series of shares			Are there special rights or restrictions attched to the shares of this class or series of shares?
Identifying name of class or series of shares	THERE IS NO MAXIMUM (✓)	MAXIMUM NUMBER OF SHARES AUTHORIZED	WITHOUT PAR VALUE (✓)	WITH A PAR VALUE OF ($)	Type of currency	YES (✓)	NO (✓)
COMMON	✓		✓				✓

FORM 13/WEB Rev. 2005 / 3 / 4	NOA Page 2

APPENDIX "B"

Incorporation Number :   BC_______________

BAYSWATER URANIUM CORPORATION

(the “Company”)

ARTICLES

1.	INTERPRETATION	1

2.	SHARES AND SHARE CERTIFICATES	1
3.	ISSUE OF SHARES	2
4.	SECURITIES REGISTERS	3
5.	SHARE TRANSFERS	4
6.	TRANSMISSION OF SHARES	5
7.	PURCHASE OF SHARES	5
8.	BORROWING POWERS	5
9.	ALTERATIONS	6
10.	MEETINGS OF SHAREHOLDERS	7
11	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS	8
12	VOTES OF SHAREHOLDERS	11
13	DIRECTORS	15
14	ELECTION AND REMOVAL OF DIRECTORS	16
15	ALTERNATE DIRECTORS	18
16	POWERS AND DUTIES OF DIRECTORS	19
17	DISCLOSURE OF INTEREST OF DIRECTORS	20
18	PROCEEDINGS OF DIRECTORS	21
19	EXECUTIVE AND OTHER COMMITTEES	22
20	OFFICERS	24
21	INDEMNIFICATION	24
22	DIVIDENDS	25
23	DOCUMENTS, RECORDS AND REPORTS	27
24	NOTICES	27
25	SEAL	28
26	PROHIBITIONS	29

1.

INTERPRETATION

1.1

Definitions

In these articles, unless the context otherwise requires:

(1)

“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(2)

“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made  pursuant to the Act;

(3)

“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to the Act;

(4)

“legal personal represent ative” means the personal or other legal representative of the shareholder;

(5)

“registered address” of  a shareholder means the shareholder’s address as recorded in the central securities register;

(6)

“seal” means the seal of the Company;

1.2

Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, and unless the context requires otherwise, apply to these Articles as if the Articles were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles.  If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail

2.	SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any described in the Notice of Articles of the Company.

2.2

Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2. 3

Shareholder Entitled to Share Certificate or Acknowledgement

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series  of   shares   registered   in   the   shareholder’s   name   or   (b)   a   non-transferable   written acknowledgement   of   the  shareholder’s  right  to  obtain  such  a  share  certificate,  provided  that  in respect  of  a  share  held  jointly  by  several  persons,  the  Company  is  not  bound  to  issue  more  than one  share  certificate  and  delivery  of  a  share  certificate  or  acknowledgment for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents  will be sufficient for delivery to all.

2.4

Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of  the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5

Replacement of Worn Out or Defaced Share Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, the director must, on production of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, as the directors think fit:

(1)

order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2)

issue a replacement share certificate or acknowledgement, as the case may be.

2.6

Replacement of Lost, Stolen or Destroyed Share Certificate or Acknowledgement

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that shar  certificate or acknowledgment, as the case may be, if the directors  receive:

(1)

proof satisfactory to the directors that the share certificate or acknowledgement is lost, stolen or destroyed; and

(2)

any indemnity the directors consider adequate.

2.7

Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8

Share Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9

Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company  may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices  (including any premium at which shares with par value may be issued) that the directors may determine. The issue  price for a share with par value must be equal to or greater than the par value of the share.

3.2

Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in  consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any  other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3

Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale  or placement of its securities.

3.4

Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is  fully paid when:

(1)

consideration is provided to the Company for the issue of the share by one or more of the following:

(a)

past services performed for the Company;

(b)

property;

(c)

money; and

(2)

the value of the consideration received by the Company equals or exceeds the issue price set for the  share under Article 3.1.

3.5

Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon  such terms and conditions as the directors determine, which share purchase warrants, options and rights may be  issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or  created by the Company from time to time.

4.	SECURITIES REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain  the central  securities register. The directors may also appoint one or more agents, including the agent which keeps  the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be,  and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The  directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2.

Closing Register

The Company must not at any time close its central securities register.

5.

SHARE TRANSFERS

5.1

Registering Transfers

A transfer of a share of the Company must not be registered unless:

(1)

a duly signed instrument of transfer in respect of the share has been received by the Company;

(2)

if a share certificate has been issued by the Company in respect of the share to be transferred, that share  certificate has been surrendered to the Company; and

(3)

if a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate  has been issued by the Company in respect of the share to be transferred, that acknowledgement has  been surrendered to the Company;

5.2

Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of  the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3

Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, a transferor of shares is deemed to  remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in  respect of the transfer.

5.4

Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered  in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the  Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer  or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or  set out in the written acknowledgements deposited with the instrument of transfer:

(1)

in the name of the person named as transferee in that instrument of transfer; or

(2)

if no person is named as transferee in that instrument of transfer, in the name of the person on whose  behalf the instrument is depo sited for the purpose of having the transfer registered.

5.5

Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into title of the person  named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer,  of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable  for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the   shares, of any interest in the shares, of any share certificate representing such shares or of any written  acknowledgement of a right to obtain a share certificate for such shares.

5.6

Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by  the directors.

6.	TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the  surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s  interest in the shares. Before recognizing a person as a legal personal representative, the director may require proof  of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other  evidence or documents as the directors consider appropriate.

6.2

Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the  shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided  the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.	PURCHASE OF SHARES

7.1	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the share of any class or series and the Business  Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at  the price and upon the terms specified in such resolution.

7.2

Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of  its shares if there are reasonable grounds for believing that:

(1)

the Company is  insolvent; or

(2)

making the payment or providing the consideration would render the Company insolvent.

7.3

Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or  otherwise dispose of the share, but, while such share is held by the Company, it:

(1)

is not entitled to vote the share at a meeting of its shareholders;

(2)

must not pay a dividend in respect of the share; and

(3)

must not make any other distribution in respect of the share.

8.

BORROWING POWERS

The Company, if authorized by the directors, may:

(1)

borrow money in the manner and amount, on the security, from the sources and on the terms and  conditions that the directors consider appropriate;

(2)

issue bonds, debentures and other debt obligations either outright or as security for any liability or  obligation of the Company or any other person and at such discounts or premiums and on such other  terms as the directors consider appropriate;

(3)

guarantee the repayment of money by any other person or the performance of any obligation of any  other person; and

(4)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give  other security on, the whole or any part of the present and future assets and undertaking of the  Company.

9.

ALTERATIONS

9.1

Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may by ordinary resolution:

(1)

create one or more classes or series of shares or, if none of the shares of a class or series of shares are  allotted or issued, eliminate that class or series of shares;

(2)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue  out of any class or series of shares or establish a maximum number of shares that the Company is  authorized to issue out of any class or series of shares for which no maximum is established;

(3)

subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(4)

if the Company is authorized to issue shares of a class of shares with par value:

(a)

decrease the par value of those shares; or

(b)

if none of the shares of that class of shares are allotted or issued, increase the par value of  those shares;

(5)

change all or any of its unissued, or fully paid issued, shares with par value into shares without par  value or any of its unissued shares wi thout par value into shares with par value;

(6)

alter the identifying name of any of its shares; or

(7)

otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2

Special Rights and Restrictions

The Company may be special resolution:

(0)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of  any class or series of shares, whether or not any or all of those shares have been issued; or

(1)

vary or delete any special rights or restrictions attached to the shares of any class or series of shares,  whether or not any or all of those shares have been issued.

9.3

Change of Name

The Company may by ordinary resolution authorize an alteration of its Notice of Articles in order to change its name.

9.4

Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another  type of resolution, the Company may by ordinary resolution alter these Articles.

10.	MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the  Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or  otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not  more than 15 months after the last annual reference date at such time and place as may be determined by the  directors.

10.2

Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all  of the business that is required to be transacted at that annual general meeting, the annual general meeting is  deemed  to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution  passed under this Article 10.2, select as the Company’s annual reference date, a date that would be appropriate for  the holding of the applicable annual general meeting.

10.3

Calling of Meetings of Shareholders

The directors may, whenever the directors think fit, call a meeting of shareholders.

10.4

Location of Meeting

A general meeting of the Company may be held anywhere in North America, as determined by the directors.

10.5

Notice of Meeting of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided  in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous  notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director of  the Company, unless these Articles otherwise provide, at least the followi ng number of days before the meeting:

(1)

if and for so long as the Company is a public company, twenty-one days;

(2)

otherwise, ten days.

10.6

Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any  meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than  two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act,  by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)

if and for so long as the Company is a public company, twenty-one days;

(2)

otherwise ten days.

10.7

Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any  meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months, or , in the case of a general meeting requisitioned by shareholders under the Business Corporations Act,  by more than four months. If no record date is set, the record date is 5:00 p.m. on the date immediately preceding the  first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8

Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of  the persons entitled to notice does not invalidate any proceedings at that meeting. Any persons entitled to notice of a  meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.9

Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting  must:

(1)

state the general nature of the special business; and

(2)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or  the signing of or giving of effect to any document, have attached to it a copy of the document or state that a  copy of the document will be available for inspection by shareholders:

(a)

at the Company’s records office, or at such other reasonably accessible location in  British  Columbia as is specified in the notice; and

(b)

during statutory business hours on any one or more specified days before the day set for  the holding of the meeting.

10.10

Meetings by Telephone or Other Communications Medium

A shareholder may participate in a meeting of the shareholders in person or by telephone, if all shareholders  participating in the meeting, whether in person or by telephone or other communications medium, are able to   communicate with each other and if all shareholders  who wish to participate in the meeting agree to such  participation. A shareholder who participates in a meeting in a manner contemplated by this Article 1 0.10 is deemed  for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed  to participate in that manner,

11	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(1)

at a meeting of shareholders that is not an annual general meeting, all business is special business except  business relating to the conduct of or voting at the meeting;

(2)

at an annual general meeting, all business is special business except for the following:

(a)

business relating to the conduct of or voting at the meeting;

(b)

consideration of any financial statements of the Company  presented to the meeting;

(c)

consideration of any reports of the directors or auditor;

(d)

the setting or changing of the number of directors;

(e)

the election or appointment of directors;

(f)

the appointment of an auditor;

(g)

the setting of the remuneration of an auditor;

(h)

business arising out of a report of the directors not requiring the passing of a special  resolution or an exceptional resolution;

(i)

any other business which, under these Articles or the Business Corporations Act, may be  transacted at a meeting of shareholders without prior notice of the business being given to  the shareholders.

11.2

Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two -  thirds, of the votes cast on the resolution.

11.3

Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the  transaction of business at a meeting of shareholders is two persons who are, or represent by proxy, shareholders  holding, in the aggregate,  at least five percent of the issued shares entitled to be voted at the meeting.

11.4

One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)

the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)

that shareholder, present in person or by proxy, may constitute the meeting.

11.5

Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), the auditor of the Company  and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those  persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to  vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6

Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted  at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of  the meeting, but such quorum need not be present throughout the meeting.

11.7

Lack of Quorum

If, within ½ hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)

in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)

in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next  week at the same time and place.

11.8

Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.8(2) was adjourned, a quorum is not present within ½  hour from the time set for the holding of the meeting, the person or persons present and being, or representing by  proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9

Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)

the chair of the board, if any; or

(2)

if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10

Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within fifteen minutes after the  time set for holding the meeting, or if the chair of the board and the president have advised the secretary, if any, or  any director present at the meeting, that the chair of the board and the president will not be present at the meeting, the  directors present must choose one of their number to be chair of the meeting or if all of the directors present decline  to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who  are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11      Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to  time and from place to place, but no business may be transacted at any adjourned meeting other than the business left  unfinished at the meeting from which the adjournment took place.

11.12      Notice of Adjourned Meeting

It is not necessar y to give any notice of an adjourned meeting or of the business to be transacted at an adjourned  meeting of shareholders except that, when a meeting is adjourned for thirty days or more, notice of the adjourned  meeting must be given as in the case of the original meeting.

11.13      Decision by Show of Hands or Poll

Every motion put to a vote at a meeting of shareholders will be decided on a show of hand unless a poll, before or  on  the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one  shareholder entitled to vote who is present in person or by proxy.

11.14      Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with  the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the  meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a  poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or   proportion of the votes recorded in favour of  or against the resolution.

11.15      Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise,  and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16      Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll,  have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17

Manner of Taking Poll

Subject to Article 11.19, if a poll is duly demanded at a meeting of shareholders:

(1)

the poll must be taken:

(a)

at the meeting, or within seven days after the date of the meeting, as the chair of the  meeting  directs; and

(b)

in the manner, at the time and at the place that the chair of the meeting directs.

(2)

the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)

the demand for the poll may be withdrawn by the person who demanded it.

11.18

Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at  the  meeting.

11.19      Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of a meeting of the  shareholders must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20

Casting of Votes

On a poll, a shareholder is not entitled to more than one vote by which a chair of a meeting of shareholders is elected.

11.21

Poll not Available in respect of Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22

Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the  continuation of a meeting for the transaction of any business other than the question on which a poll has been   demanded.

11.23

Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each  proxy at the meeting, and, during that period, make such ballots and proxies available for inspection during normal  business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three-month  period, the Company may destroy such ballots and proxies.

12	VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint  shareholders under Article 12.3:

(1)

on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote  on the matter has one vote; and

(2)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be  voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2

Votes of Persons in Representative Capacity

A person who is not  a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll,  and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting,  or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is  entitled to vote at the meeting.

12.3

Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)

any one of the joint shareholders may vote at any meeting of shareholders, either personally or by proxy, in  respect of the share as if that joint shareholder were solely entitled to it; or

(2)

if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy,  and more than one of the joint shareholders votes in respect of that share, then only the vote of the  joint  shareholder present whose name stands first in the central securities register in respect of the share will be  counted.

12.4

Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the  purposes of Article 12.3, deemed to be joint shareholders.

12.5

Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to  act as its representative at any meeting of shareholders of the Company, and:

(1)

for that purpose, the instrument appointing a representative must:

(a)

be received at the registered office of the Company or at any other place specified, in the notice  calling the meeting, for the receipt of proxies, at least the number of business days specified in the  notice for the receipt of proxies, or if no number of days is specified, two business days before the  day set for the holding of the meeting; or

(b)

be provided at the meeting, to the chair of the meeting or to a person designated by the chair of the  meeting.

(2)

if a representative is appointed under this Article 12.5:

(a)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf  of the corporation that the representative represents as that corporation could exercise if it were a  shareholder who is an individual, including, without limitation, the right to appoint a proxy holder;  and

(b)

the representative, if present at the meeting, is to be counted for the purpose of forming a quorum  and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or  any other method of transmitting legibly recorded messages.

12.6

Proxy Provisions do not Apply to Public Companies

Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company or pre-existing  reporting company which has the Statutory Reporting Company Provisions as part of its articles or to which  the  Statutory Reporting Company Provisions apply.

12.7

Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the  Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not  more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers  conferred by the proxy.

12.8

Alternate Proxy Holders

A shareholder may appoint one or more proxy holders to act in the place of an absent proxy holder.

12.9

When Proxy Holder Need Not be Shareholder

A person must not be appointed as proxy holder unless the person is a shareholder, although a person who is not a  shareholder may be appointed as a proxy holder if:

(1)

the person appointing the proxy holder is a corporation or a representative of a corporation appointed under  Article 12.5;

(2)

the Company has at the time of the meeting for which the proxy holder is to be appointed only one  shareholder entitled to vote at the meeting; or

(3)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy  holder is to be appointed, by a resolution on which the proxy holde r is not entitled to vote but in respect of  which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the  meeting.

12.10

Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)

be received at the registered office of the Company or at any other place specified, in the notice calling the  meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no  number of days is specified, two business days before the day set for t he holding of the meeting; or

(2)

unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person  designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly  recorded  messages.

12.11

Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the  shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which  the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)

at the registered office of the Company, at any time up to and including the last business day before the day  set for the holding of the meeting at which the proxy is to be used; or

(2)

by the chair of the meeting, before the vote is taken.

12.12

Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other  form  approved by the directors or the chair of the meeting:

[name of the company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoint [name] or, failing  that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of  the undersigned at the meeting of shareholders of the Company to be held on [month, day, year]  and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this  proxy  if given in respect of all shares registered in the name of the shareholder):__________________

Signed [month, day, year]

_________________________________

Signature of shareholder

_________________________________

Name of shareholder – [printed]

12.13

Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(1)

received at the registered office of the Company at any time up to  and including the last business  day  before the day set for the holding of the meeting at which the proxy is to be used; or

(2)

provided, at the meeting, to the chair of the meeting.

12.14

Revocation of Proxy Must be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)

if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by  the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2)

if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by  the corporation or by a representative appointed for the corporation under Article 12.5.

12.15

Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the  meeting and may, but need not, demand from that person production of evidence as to the existence of the  authority  to vote.

13	DIRECTORS

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the  Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional  directors appointed under Article 14.8, is set at:

(1)

subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first  directors;

(2)

if the Company is a public company, the greater of three and the most recently set of:

(a)

the number of directors set by ordinary resolution (whether or not previous notice of the resolution  was given); and

(b)

the number of directors set under Article 14.4;

(3)

if the Company is not a public company, the most recently set of:

(a)

the number of directors set by ordinary resolution (whether or not previous notice of the resolution  was given); and

(b)

the number of directors set under Article 14.4;

13.2

Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

(1)

the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up  to that number;

(2)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors  up to that number contemporaneously with the setting of that number, then the directors may appoint, or  the  shareholders may elect or appoint, directors to fill those vacancies.

13.3

Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set  or  otherwise required under these Articles is in office.

13.4

Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must  be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5

Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time   determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders.  That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the  Company as such, who is also a director.

13.6

Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the  business of the Company.

13.7

Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are  outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s  business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by  ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration  that he or she may be entitled to receive.

13.8

Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or  pension or allowance on retirement to any director who held any salaried office or place of profit with the Company  or to his or her spouse or dependants and may make contributions to any fund and pay premium for the  purchase or  provision of any such gratuity, pension or allowance.

14

ELECTION AND REMOVAL OF DIRECTORS

14.1

Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in  the unanimous resolution appoint, a board of directors consisting of the number of directors for the time  being set under these Articles; and

(2)

all the directors cease to hold office immediately before the election or appointment of directors under  paragraph (1), but are eligible for re-election or re-appointment.

14.2

Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)

that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)

that individual is elected or appointed at a meeting at which the individual does not refuse, at the meeting, to  be a director; or

(3)

with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3

Failure to Elect or Appoint Directors

If:

(0)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an  annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the  date by which the annual general meeting is required to be held under the Business Corporations Act; or

(1)

the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article  10.2, to elect or appoint any directors.

then each of the directors then in office continues to hold office until the earlier of:

(3)

the date on which his or her successor is elected or appointed; and

(4)

the date on which he or she otherwise ceases to hold office under the Business Corporations Act  or these  Articles.

14.4

Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring  directors are not filled by that election, those retiring directors who are not reelected and who are asked by the newly  elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors  for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders  convened for that purpose. If any such election or continuance of directors does not result in the election or   continuance of the number of directors for the time being set pursuant to these Article, the number of directors of the  Company is deemed to be set at the number of directors actually elected or continued in office.

14.5

Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6

Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors  in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the  purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of  filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7

Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the  quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8

Additional Directors

Notwithstanding Article 13.1 and 13.2, between annual general meetings or unanimous resolutions, contemplated  by  Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors  appointed under this Article 14.8 must not at any time exceed:

(1)

one-third of the number of first directors, if, at the time of the appointments, one or more of the first  directors have not yet completed their first term of office; or

(2)

in any other case, one-third of the number of the current directors who were elected or appointed as  directors other than pursuant to this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors  under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9

Ceasing to be a Director

A director ceases to be a director when:

(1)

the term of office of the director expires;

(2)

the director dies;

(3)

the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company;  or

(4)

the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10

Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term o f office by ordinary resolution. In  that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the  shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then  the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that  vacancy.

14.11

Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of  an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly  resign, and the directors may appoint a director to fill the resulting vacancy.

15	ALTERNATE DIRECTORS

15.1	Appointment of Alternate Director

Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an  “appointee”) who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the  directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who  is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director  and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is  received by the Company.

15.2

Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the  directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which  his or her appointor is not present.

15.3

Alternate for More than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1)

will be counted in determining the quorum for a meeting of directors once for each of his or her appointors  and, in the case of an appointee who is also a director, once more in that capacity;

(2)

has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee  who is also a director, an additional vote in that capacity;

(3)

will be counted in determining the quorum for a meeting of a committee of directors once for each of his or  her appointors who is a member of that committee and, in the case of an appointee who is also a member of  that committee as a director, once more in that capacity;

(4)

has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a  member of that committee and, in the case of an appointee who is also a member of that committee as a  director, an additional vote in that capacity.

15.4

Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor  any resolutions to be consented to in writing.

15.5

Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

15.6

Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate  director appointed by him or her.

15.7

Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)

his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(2)

the alternate director dies;

(3)

the alternate director resigns as an alternate director by notice in writing provided to the Company or a  lawyer for the Company;

(4)

the alternate director ceases to be qualified to act as a director; or

(5)

his or her appointor revokes the appointment of the alternate director.

15.8

Remuneration of Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if  he or she were a director, and the alternate director is entitled to receive from the Company, such proportion, if any,  of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

16	POWERS AND DUTIES OF DIRECTORS

16.1	Powers of Management

The directors, must, subject to the Business Corporations Act and these Articles, manage or supervise the  management of the business and affairs of the Company and have the authority to exercise all such powers of the  Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the  shareholders of the Company.

16.2

Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law,  appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and  discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the  power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies  in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends)  and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any  such power of attorney may contain such provisions for the protection or convenience o f persons dealing with such  attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of  the powers, authorities and discretions for the time being vested in him or her.

17	DISCLOSURE OF INTEREST OF DIRECTORS

17.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is defined in the Business Corporations Act)  in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the  Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction  only if and to the extent provided in the Business Corporations Act.

17.2

Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or  proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless  all  the directors have  disclosable interest in that contract or transaction, in which case any or all of those directors may  vote on such resolution.

17.3

Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or  proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for  approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the  resolutions considered at the meeting.

17.4

Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result directly  or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a  director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations  Act.

17.5

Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company,  in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the  directors may determine.

17.6

No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with  regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or  otherwise, and no contract or transaction entered into by or on behalf of the Company in which  a director is in any  way interested is liable to be voided for that reason.

17.7

Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an  interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or  officer or such person is entitled to remuneration for professional services as if that director or officer were not a  director or officer.

17.8

Director of Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in  which the Company may be interested as a shareholder or otherwise, and subject to the Business Corporations Act,  the director or officer is not accountable to the Company for any remuneration or other benefits received by him or  her as director, officer or employee of, or from his or her interest in, such other person.

18	PROCEEDINGS OF DIRECTORS

18.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they  think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice,  if any, as the directors may from time to time determine.

18.2

Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an  equality  of votes, the chair of the meeting does not have a second or casting vote.

18.3

Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)

the chair of the board, if any;

(2)

in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)

any other director chosen by the directors if:

(a)

neither the chair of the board nor the president, if a director, is present at the meeting within 15  minutes after the time set for holding the meeting;

(b)

neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)

the chair of the board and the president, if a director, have advised the secretary, if any, or any  other director, that they will not be present at the meeting;

18.4

Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors by a communications  medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other  communications medium, are able to communicate with each other and if all directors who wish to participate in the  meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this  Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the  meeting and to have agreed to participate in that manner,

18.5

Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company if any, on the request of a director must,  call a meeting of the directors at any time.

18.6

Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Ar ticle 18.1, reasonable  notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of  the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7

When Notice not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1)

the meeting is to be held immediately following a meeting of shareholders at which that director was  elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)

the director or alternate director, as the case may be, has waived notice of the meeting.

18.8

Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any  director or alternate director, does not invalidate any proceedings at that meeting.

18.9

Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any  past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to  meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver  is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director  otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the  directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to  such director or alternate director.

18.10

Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so  set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director,  and that director may constitute a meeting.

18.11

Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an  irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12

Consent Resolution in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors  entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded  messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the  directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to  constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution  or on the latest date stated on any counterpart. A resolution of the directors or any committee of the directors passed  in accordance with this Article 18.12 is deemed to be a proceeding at a meeting of directors or of the committee of  the directors and to be as valid and effective as if it has been passed at a meeting of the directors or of the committee  of the directors that satisfies all the requirements of the Business Corporations Act and all the  requirements of these  Articles relating to meetings of the directors or of a committee of the directors.

19	EXECUTIVE AND OTHER COMMITTEES

19.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director o r directors that they  consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of  the director’s powers, except:

(1)

the power to fill vacancies in the board of directors;

(2)

the power to remove a director;

(3)

the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)

such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

19.2

Appointment and Powers of Other Committees

The directors may, by resolution:

(1)

appoint one or more committees (other than the executive committee) consisting of the director or directors  that they consider appropriate;

(2)

delegate to a committee appointed under paragraph (1) any of the directors’ powers, except:

(a)

the power to fill vacancies in the board of directors;

(b)

the power to remove a director;

(c)

the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)

the power to appoint or remove officers appointed by the directors; and

(3)

make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any  subsequent directors’ resolution.

19.3

Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1)

conform to any rules that may from time to time be imposed on it by the directors; and

(2)

report every act or thing done in exercise of those powers at such times as the directors may require.

19.4

Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)

revoke or alter the authority given to the committee, or override a decision made by the committee, except  as to acts done before such revocation, alteration or overriding;

(2)

terminate the appointment of, or change the membership of, the committee; and

(3)

fill vacancies in the committee.

19.5

Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in  any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)

the committee may meet and adjourn as it thinks proper;

(2)

the committee may elect a chair of its meeting but, if no chair of a meeting is elected, or if at a meeting the  chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors  present who are members of the committee may choose one of their number to chair the meeting;

(3)

a majority of the members of the committee constitutes a quorum of the committee; and

(4)

questions arising at any meeting of the committee are determined by a majority of votes of the members  present, and in the case of an equality of votes, the chair of the meeting does not have a second or casting  vote.

20

OFFICERS

20.1

Directors May Appoint Officers

The directors, may, from time to time, appoint such officers, if any, as the directors determine and the directors  may,  at any time, terminate any such appointment.

20.2

Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)

determine the functions and duties of the officer;

(2)

entrust to and confer on the officer any of the powers exercisable by the directors on such terms and  conditions and with such restrictions as the directors think fit; and

(3)

revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3

Qualifications

No officers may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One  person may hold more than one position as an officer of the Company. Any person appointed as the chair of the  board or as a managing director must be a director. Any other officer need not be a director.

20.4

Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of  salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to  termination  at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or  she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

21	INDEMNIFICATION

21.1	Definitions

In this Article 21:

(1)

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement  of, an eligible proceeding;

(2)

“eligible proceeding” means a legal proceeding or investigative action, whether current or threatened,  pending or completed, in which a director, forme r director or alternate director of the Company (an “eligible  party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible  party being or having been a director or alternate director of the Company:

(a)   is or may be joined as a party; or

(b)   is or may be liable for or in respect of a judgment, penalty or fine in , or expenses related to, the  proceeding;

(3)

“expenses” has the meaning set out in the Business Corporations Act.

21.2

Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate  director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which  such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the  expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate  director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2

21.3

Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4

Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act  or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

21.5

Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal  personal representatives) who:

(1)

is or was a director, alternate director, officer, employee or agent of the Company;

(2)

is or was a director, alternate director, officer, employee or agent of a corporation at a time when  the  corporation is or was an affiliate of the Company;

(3)

at the request of the Company, is or was a director, alternate director, officer, employee or agent of a  corporation or o f a partnership, trust, joint venture or other unincorporated entity;

(4)

at the request of the Company, holds or held a position equivalent to that of a director, alternate director or  officer of a partnership, trust or joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person  who holds or held such equivalent position.

22	DIVIDENDS

22.1	Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as  to dividends.

22.2

Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such  dividends as they may deem advisable.

22.3

No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4

Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive a  payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than  two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution  declaring the dividend.

22.5

Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific  assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of  those ways.

22.6

Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they  deem advisable, and, in particular, may:

(1)

set the value for distribution of specific assets;

(2)

determine that cash payments in substitution for all or any part of the specific assets to which any  shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to  adjust the rights of all parties; and

(3)

vest any such specific assets in trustees for the persons entitled to the dividend.

22.7

When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8

Dividends to be Paid in Accordance with Number of Shares

Subject to the rights of shareholders, if any, holding shares with special rights as to dividends, all dividends on shares  of any class or series of shares must be declared and paid according to the number of such shares held.

22.9

Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend,  bonus or other money payable in respect of the share.

22.10

Dividend Bears No Interest

No dividend bears interest against the Company.

22.11

Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the  dividend, that fraction may be disregarded in making payment of the dividend and that payment represents f ull  payment of the dividend.

22.12

Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the  order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint  shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the  person and to the address  the shareholder or joint shareholders may direct in writing. The mailing of such cheque  will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so  deducted is not paid to the  appropriate taxing authority.

22.13

Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time  capitalize any surplus of  the Company and may from time to time issue, as fully paid, shares or any bonds, debentures, or other securities of  the Company as a dividend representing the surplus or any part of the surplus.

23	DOCUMENTS, RECORDS AND REPORTS

23.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition  of the Company and to comply with the Business Corporations Act.

23.2

Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of  the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

24	NOTICES

24.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provide otherwise, a notice, statement, report or other record  required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by  any one of the following methods:

(1)

mailing addressed to the person at the applicable address for that person as follows:

(a)

for a record mailed to a shareholder, the shareholder’s registered address;

(b)

for a record mailed to a director or officer, the prescribed address for mailing shown for the  director or officer in the records kept by the Company or the mailing address provided by the  recipient for the sending of that record or records of that class;

(c)

in any other case, the mailing address of the intended recipient;

(2)

delivery at the applicable address for that person, as follows, addressed to the person:

(a)

for a record delivered to a shareholder, the shareholder’s registered address;

(b)

for a record delivered to a director or officer, the prescribed address for delivery shown for the  director or officer in the records kept by the Company or the delivery address provided by the  recipient for the sending of that record or records of that class;

(c)

in any other case, the delivery address of the intended recipient;

(3)

sending the record by fax to the fax number provided by the intended recipient for the sending of that record  or records of that class;

(4)

sending the record by email to the email address provided by the intended recipient for the sending of that  record or records  of that class;

(5)

physical delivery to the intended recipient.

24.2

Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article  24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays  excepted, following the date of mailing.

24.3

Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that  behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article  24.1, prepaid and mailed or otherwise sent as permitted by Article 24.1 is conclusive evidence of that fact.

24.4

Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by  providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5

Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in  consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)

mailing the record addressed to them:

(a)

by name, by the title of the legal personal representative of the deceased or incapacitated  shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)

at the address, if any, supplied to the Company for that purpose by the persons claiming to be so  entitled; or

(2)

if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a  manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

25

SEAL

25.1

Who May Attest to Seal

Except as provided in Articles 25.2 and 25.3, the Company’s seal, if any, must not be impressed on any record except  when that impression is attested by the signatures of:

(1)

any two directors;

(2)

any officer, together with any director;

(3)

if the Company only has one director, that director; or

(4)

any one or more directors or officers or persons as may be determined by the directors.

25.2

Sealing Copies

For the purposes of certifying under seal a certificate of incumbency of the directors or officers of the Company or a  true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the  signature of any director or officer.

25.3

Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or  other securities of the Company as they may determine appropriate from time to time. To enable the seal to be  impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or  interim form, on which facsimiles of any of the signatures of the directors or officers of the Company, are, in  accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced,  there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share  certificate or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of  the board or any senior officer together with the secretary, treasurer, secretary-treasurer may in writing authorize  such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or  other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal  has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

26

PROHIBITIONS

26.1

Definitions

In this Article 26:

(1)

“designated securities” means:

(a)

a voting security of the Company;

(b)

a security of the Company that is not a debt security and that carries a residual right to participate  in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets;  or

(c)

a security of the Company convertible, directly or indirectly, into a security described in paragraph  (a) or (b);

(2)

“security” has the meaning assigned in the Securities Act (British Columbia);

(3)

“voting security” means a security of the Company that:

(a)

is not a debt security, and

(b)

carries a voting right either under all circumstances or under some circumstances that  have  occurred and are continuing.

26.2

Application

Article 26.3 does not apply to the Company if and for so long as it is public company or a pre-existing reporting  company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory  Reporting Company Provisions apply.

26.3

Consent Required for Transfer of Shares or Designated Securities

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors  and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other  disposition.